             UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 3, 1997

                          Caribiner International, Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    Delaware
--------------------------------------------------------------------------------
                 (State or other jurisdiction of incorporation)

                1-14234                                 13-3466655
----------------------------------------    ------------------------------------
       (Commission File Number)             (I.R.S. Employer Identification No.)

   16 West 61st Street, New York, NY                       10023
----------------------------------------    ------------------------------------
(Address of principal executive offices)                  (Zip Code)

       Registrant's telephone number, including area code: (212) 541-5300
                                                           ---------------

--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

The Current Report on Form 8-K of Caribiner International, Inc. (the "Company"), initially filed with the Securities and Exchange Commission (the "Commission") on July 18, 1997, is hereby amended by this Form 8-K/A so as to comply with the provisions of Rule 3-05 of Regulation S-X. The financial statements for the most recent fiscal year and latest interim period preceding the acquisition of Blumberg Communications Inc. and Subsidiary, D&D Enterprises, Inc. D/B/A Show Solutions, WCT Live Communication Limited and Bauer Audio Visual, Inc. have been included in this Form 8-K/A. The pro forma effects of the acquisition of each of the aforementioned companies, as well as the acquisitions of SCH International Limited and Total Audio Visual Services, on the Company's financial position at June 30, 1997 and on its results of operations for the nine months ended June 30, 1997 and its year ended September 30, 1996 are also presented in this Form 8-K/A.

Item 7 is hereby amended in its entirety to read as follows:

Item 7. Financial Statements and Exhibits

The following financial statements and pro forma financial information are filed in this report.

(a)  Financial Statements of the Businesses Acquired

         Audited Consolidated Financial Statements of Blumberg Communications
              Inc. and Subsidiary

         (1) Independent Auditor's Report

         (2) Consolidated Balance Sheets as of May 31, 1996 and 1995

         (3) Statements of Consolidated Operations for the Years Ended May 31, 1996 and 1995

         (4) Statements of Consolidated Stockholders' Equity for the Years Ended May 31, 1996 and 1995

         (5) Statements of Consolidated Cash Flows for the Years Ended May 31, 1996 and 1995

         (6) Notes to Consolidated Financial Statements

         Unaudited Interim Financial Statements of Blumberg Communications Inc.
              and Subsidiary

         (1) Balance Sheet as of November 30, 1996

         (2) Statements of Operations for the Six Months Ended November 30, 1995 and 1996

         (3) Statements of Cash Flows for the Six Months Ended November 30, 1995 and 1996

         (4) Note to Unaudited Consolidated Financial Statements


         Financial Statements of D&D Enterprises, Inc. D/B/A Show Solutions

         (1) Report of Independent Auditors

         (2) Balance Sheet as of December 31, 1996

         (3) Statement of Operations for the Year Ended December 31, 1996

         (4) Statement of Cash Flows for the Year Ended December 31, 1996

         (5) Notes to Audited Financial Statements

         Unaudited Interim Financial Statements of D&D Enterprises, Inc. D/B/A
              Show Solutions

         (1) Balance Sheet as of March 31, 1997

         (2) Statements of Operations for the Three Months Ended March 31, 1996 and 1997

         (3) Statements of Cash Flows for the Three Months Ended March 31, 1996 and 1997

         (4) Note to Unaudited Financial Statements

         Audited Financial Statements of WCT Live Communication Limited

         (1) Auditors Report to the Shareholders of WCT Live Communication
             Limited

         (2) Consolidated Profit and Loss Accounts for the Years Ended May 31, 1997 and 1996

         (3) Consolidated Balance Sheets as of May 31, 1997 and 1996

         (4) Consolidated Cash Flow Statements for the Years Ended May 31, 1997 and 1996

         (5) Notes to the Consolidated Financial Statements

         Audited Financial Statements of Bauer Audio Visual, Inc. for the Year
              Ended December 31, 1996

         (1) Report of Independent Auditors

         (2) Consolidated Balance Sheets as of December 31, 1996 and 1995

         (3) Consolidated Statements of Income for the Years Ended December 31, 1996 and 1995

         (4) Consolidated Statements of Shareholders' Equity for the Two Years

             Ended December 31, 1996

         (5) Consolidated Statements of Cash Flows for the Years Ended December 31, 1996 and 1995

         (6) Notes to Consolidated Financial Statements

         Unaudited Interim Financial Statements of Bauer Audio Visual, Inc. for the Six Months Ended June 30, 1996 and 1997

         (1) Balance Sheet as of June 30, 1997

         (2) Consolidated Statements of Income for the Six Months Ended June 30, 1996 and 1997

         (3) Consolidated Statements of Cash Flows for the Six Months Ended June 30, 1996 and 1997

         (4) Note to Unaudited Financial Statements

(b)  Unaudited pro forma financial information:

         Unaudited Pro Forma Consolidated Financial Statements of Caribiner
              International, Inc.

         (1) Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 1997

         (2) Unaudited Pro Forma Consolidated Statement of Operations for the Nine Months Ended June 30, 1997

         (3) Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended September 30, 1996

         (4) Notes to Unaudited Pro Forma Consolidated Financial Statements

(c)  Exhibits:

 2.1 Agreement of Purchase and Sale of Stock, dated as of May 29, 1997, as amended by the First Amendment thereto, dated June 27, 1997, by and among the Company, Bauer Audio Visual, Inc. and each of the stockholders listed on Schedule A thereto (schedules omitted -- the Company agrees to furnish a copy of any schedule to the Commission upon request).

        99.1 Press release, dated May 30, 1997.

        99.2 Press release, dated July 7, 1997.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Caribiner International, Inc. has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 25, 1997    CARIBINER INTERNATIONAL, INC.

                           By: /s/ Arthur F. Dignam
                               -------------------------------------------------
                               Name:  Arthur F. Dignam
                               Title: Executive Vice President,
                                      Chief Financial and Administrative Officer

                          INDEPENDENT AUDITOR'S REPORT

The Stockholders and Board of Directors
Blumberg Communications Inc. and Subsidiary
Minneapolis, Minnesota

We have audited the accompanying consolidated balance sheets of Blumberg Communications Inc. and Subsidiary as of May 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Blumberg Communications Inc. and Subsidiary as of May 31, 1996 and 1995, and the results of its consolidated operations and its consolidated cash flows for the years then ended in conformity with generally accepted accounting principles.

Minneapolis, Minnesota                     /s/ Charles Bailly & Company P.L.L.P.
August 9, 1996

                   BLUMBERG COMMUNICATIONS INC. AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEETS

                              MAY 31, 1996 AND 1995

                ASSETS                                        1996            1995
                                                          ------------    ------------

CURRENT ASSETS
   Cash and cash equivalents                              $    469,226    $     89,849
   Receivables
      Trade - less allowance for doubtful accounts of
         $165,000 in 1996 and $141,000 in 1995 - Note 6      7,276,411       5,979,049
      Employees                                                 12,434          59,434
      Other                                                      2,073          22,559
   Inventories - Notes 4 and 6                               4,367,114       3,817,504
   Deferred income tax benefit - Note 9                        195,000         147,000
   Prepaid expenses                                            225,812         201,275
                                                          ------------    ------------

             Total current assets                           12,548,070      10,316,670
                                                          ------------    ------------

INVESTMENTS AND OTHER ASSETS
   Note receivable - related party - Note 2                     98,000          98,000
   Cash value of life insurance                                 50,579          46,181
   Goodwill                                                     61,074          73,710
   Land                                                         29,000          29,000
   Deposits                                                     78,871          73,473
   Deferred income tax benefit - Note 9                        237,800          56,000
                                                          ------------    ------------

                                                               555,324         376,364
                                                          ------------    ------------

PROPERTY AND EQUIPMENT - Notes 5 and 6
   Depreciable property and equipment                        5,202,314       4,203,885
   Less accumulated depreciation                            (2,722,966)     (2,046,429)
                                                          ------------    ------------

                                                             2,479,348       2,157,456
                                                          ------------    ------------

                                                          $ 15,582,742    $ 12,850,490
                                                          ============    ============

                See notes to consolidated financial statements.

             LIABILITIES AND STOCKHOLDERS' EQUITY                            1996            1995
                                                                         ------------    ------------

CURRENT LIABILITIES
   Notes payable - bank - Note 6                                         $  1,901,000    $    646,200
   Current maturities of long-term debt - Note 6                              519,498         493,669
   Current maturities of ESOP debt - Note 7                                   192,864         192,864
   Accounts payable                                                         1,628,813       1,279,481
   Accrued expenses
      Compensation                                                            736,806         572,017
      Taxes, other than income taxes                                           83,810          79,172
      Warranty                                                                 47,855          30,195
      ESOP contribution - Note 7                                              112,500         112,500
      Interest and other                                                      107,876         129,288
   Customer deposits                                                           17,637            --
   Income taxes                                                               379,189         361,083
   Deferred revenue                                                              --            55,475
                                                                         ------------    ------------

             Total current liabilities                                      5,727,848       3,951,944
                                                                         ------------    ------------

LONG-TERM DEBT - Note 6                                                     1,575,183       1,875,502
                                                                         ------------    ------------

LONG-TERM ESOP DEBT - Note 7                                                  112,456         305,320
                                                                         ------------    ------------

DEFERRED COMPENSATION - Note 8                                                707,153         260,530
                                                                         ------------    ------------

COMMITMENTS AND CONTINGENCIES - Notes 10 and 11

STOCKHOLDERS' EQUITY
   Common stock, par value $.01 per share
       Authorized, 2,500,000 shares
         Issued, 91,133 shares in 1996 and 92,000
         shares in 1995                                                           911             920
   Retained earnings                                                        7,764,511       6,954,458
                                                                         ------------    ------------
                                                                            7,765,422       6,955,378
   Less employee stock ownership plan
      indebtedness - Note 7                                                  (305,320)       (498,184)
                                                                         ------------    ------------

                                                                            7,460,102       6,457,194

                                                                         ------------    ------------

                                                                         $ 15,582,742    $ 12,850,490
                                                                         ============    ============

                   BLUMBERG COMMUNICATIONS INC. AND SUBSIDIARY

                      STATEMENTS OF CONSOLIDATED OPERATIONS

                        YEARS ENDED MAY 31, 1996 AND 1995

                                                                                Percentage
                                                                                of Revenue
                                                               Increase      -----------------
                                 1996            1995         (Decrease)      1996       1995
                             ------------    ------------    ------------    ------     ------

REVENUE
   Equipment sales           $ 13,103,335    $ 12,249,417    $    853,918     31.00%     35.95%
   Equipment rental            21,728,829      13,881,936       7,846,893     51.40      40.74
   Repair service               2,251,689       1,388,502         863,187      5.33       4.08
   Creative services              648,564         307,248         341,316      1.53        .90
   Installation revenue         4,538,421       6,245,513      (1,707,092)    10.74      18.33
                             ------------    ------------    ------------    ------     ------
                               42,270,838      34,072,616       8,198,222    100.00     100.00

COST OF REVENUE                19,734,845      17,388,454       2,346,391     46.69      51.03
                             ------------    ------------    ------------    ------     ------

TOTAL NET REVENUE              22,535,993      16,684,162       5,851,831     53.31      48.97
                             ------------    ------------    ------------    ------     ------

OPERATING EXPENSES
   Departmental expenses
      Equipment sales           1,567,495       1,169,309         398,186      3.71       3.43
      Equipment rental         11,838,389       7,290,330       4,548,059     28.01      21.40
      Repair service            1,048,017         728,687         319,330      2.48       2.14
      Creative services           398,993         169,007         229,986       .94        .50
      Installation              1,528,013       1,466,587          61,426      3.61       4.30
   General and
      administrative            4,337,657       3,131,772       1,205,885     10.26       9.19
                             ------------    ------------    ------------    ------     ------

                               20,718,564      13,955,692       6,762,872     49.01      40.96
                             ------------    ------------    ------------    ------     ------



INCOME FROM OPERATIONS          1,817,429       2,728,470        (911,041)     4.30       8.01
                             ------------    ------------    ------------    ------     ------

OTHER INCOME (EXPENSE)
   Interest income                 39,605          10,965          28,640       .09        .03
   Interest expense              (292,931)       (162,585)       (130,346)     (.69)      (.48)
   Other                           83,068          34,817          48,251       .20        .11
                             ------------    ------------    ------------    ------     ------

                                 (170,258)       (116,803)        (53,455)     (.40)      (.34)
                             ------------    ------------    ------------    ------     ------

INCOME BEFORE INCOME TAXES      1,647,171       2,611,667        (964,496)     3.90       7.67

INCOME TAXES - Note 9            (653,201)     (1,034,386)       (381,185)    (1.55)     (3.04)
                             ------------    ------------    ------------    ------     ------

NET INCOME                   $    993,970    $  1,577,281    $   (583,311)     2.35%      4.63%
                             ============    ============    ============    ======     ======

                See notes to consolidated financial statements.

                   BLUMBERG COMMUNICATIONS INC. AND SUBSIDIARY

                 STATEMENTS OF CONSOLIDATED STOCKHOLDERS' EQUITY

                        YEARS ENDED MAY 31, 1996 AND 1995

                                    Common Stock                         Employee Stock
                             --------------------------      Retained    Ownership Plan
                                Shares         Amount        Earnings     Indebtedness      Total
                             -----------    -----------    -----------    -----------    -----------

BALANCE, MAY 31, 1994             94,000    $       940    $ 5,464,017    $  (691,048)   $ 4,773,909

   Reduction of employee
      stock ownership plan
      indebtedness                  --             --             --          192,864        192,864

   Common stock redeemed          (2,000)           (20)       (86,840)          --          (86,860)

   Net income                       --             --        1,577,281           --        1,577,281
                             -----------    -----------    -----------    -----------    -----------

BALANCE, MAY 31, 1995             92,000            920      6,954,458       (498,184)     6,457,194

   Reduction of employee
      stock ownership plan
      indebtedness                  --             --             --          192,864        192,864

   Common stock redeemed             867             (9)      (183,917)          --         (183,926)

   Net income                       --             --          993,970           --          993,970
                             -----------    -----------    -----------    -----------    -----------

BALANCE, MAY 31, 1996             91,133    $       911    $ 7,764,511    $  (305,320)   $ 7,460,102
                             ===========    ===========    ===========    ===========    ===========

                 See notes to consolidated financial statements.

                   BLUMBERG COMMUNICATIONS INC. AND SUBSIDIARY

                      STATEMENTS OF CONSOLIDATED CASH FLOWS

                        YEARS ENDED MAY 31, 1996 AND 1995

                                                              1996           1995
                                                          -----------    -----------
OPERATING ACTIVITIES
   Net income                                             $   993,970    $ 1,577,281
   Charges and credits to net income not affecting cash
      Depreciation and amortization                           760,989        493,676
      Loss (gain) on sale of property and equipment            (5,652)         8,592
      Deferred income taxes                                  (229,800)      (117,000)
      Deferred compensation                                   446,623        260,530
   Changes in assets and liabilities, net of effects
      from purchase of IVS Media, Inc.
         Receivables                                       (1,281,325)    (2,014,876)
         Inventories                                         (549,610)      (880,638)
         Prepaid expenses                                     (24,537)      (158,688)
         Deposits                                              12,239        (20,907)
         Accounts payable                                     400,947        493,417
         Accrued expenses                                     165,509        335,220
         Deferred revenue                                     (55,475)        32,654
         Income taxes                                          18,106        185,165
                                                          -----------    -----------

NET CASH FROM OPERATING ACTIVITIES                            651,984        194,426
                                                          -----------    -----------

INVESTING ACTIVITIES
   Capital expenditures                                    (1,088,303)    (1,100,943)
   Proceeds from sale of property and equipment                23,710         13,253
   Increase in cash value of life insurance                    (4,398)        (2,810)
   Payments on note receivable                                   --           10,000
                                                          -----------    -----------

NET CASH USED FOR INVESTING ACTIVITIES                     (1,068,991)    (1,080,500)
                                                          -----------    -----------

FINANCING ACTIVITIES
   Principal payments under loan obligations                 (792,652)      (247,944)
   Proceeds from issuance of long-term debt                 1,120,089      1,375,526
   Net borrowings (payments) on notes payable - bank          604,800       (265,800)
   Treasury stock acquired                                   (135,853)          --
                                                          -----------    -----------

NET CASH FROM FINANCING ACTIVITIES                            796,384        861,782
                                                          -----------    -----------


NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS          379,377        (24,292)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                 89,849        114,141
                                                          -----------    -----------

CASH AND CASH EQUIVALENTS AT END OF YEAR                  $   469,226    $    89,849
                                                          ===========    ===========

                See notes to consolidated financial statements.

                                                            1996       1995
                                                          --------   --------

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
   Cash paid during the year
      Interest                                            $313,667   $205,689
      Income taxes                                         864,895    966,221
                                                          ========   ========

SUPPLEMENTAL SCHEDULE OF NONCASH FINANCING AND
   INVESTING ACTIVITIES
      Common stock redeemed by issuance of note payable   $ 48,073   $ 86,860
                                                          ========   ========

      Also, see Note 10 regarding business acquisitions.

                   BLUMBERG COMMUNICATIONS INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                              MAY 31, 1996 AND 1995

1. BUSINESS ACTIVITY, SIGNIFICANT ACCOUNTING POLICIES AND USE OF ESTIMATES

                           Principal Business Activity

     Blumberg Communications Inc. and its subsidiary are involved in contributing a variety of services to approximately 8,000 of its customers and accounts. These services include the sale of industrial audio-visual and video related equipment, rental and repair of audio-visual and video equipment and providing staging and production services. The companies enter into short-term rentals of inventories on a daily, weekly and monthly basis until such time the units are sold. The Companies also are involved in the installation of boardrooms, presentation rooms, conference centers, distance learning and teleconferencing systems. These installation jobs are normally billed on progress payments.

                             Basis of Consolidation

     The consolidated financial statements include the accounts of Blumberg Communications Inc. and its wholly-owned subsidiary, Blumberg Communications of Florida Inc. Material intercompany accounts and transactions have been eliminated in consolidation.

                          Concentration of Credit Risk

     The Company performs periodic evaluations of its customers' financial condition and generally does not require collateral. At May 31, 1996 and 1995, accounts receivable from the resort, hotel and convention industries in the southeastern United States approximated $951,000 and $852,000, respectively. Other receivables of Blumberg Communications Inc. are from customers located primarily in the upper Midwest and the Southeast and are generally not concentrated in a particular industry.

                                    Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                                   Inventories

     Inventories are valued at the lower of cost or market, which includes a systematic method of valuing rental units to approximate market value. The specific identification method of valuing inventory is used for the sales and rental units which have serial numbers. All other inventories are valued using the first-in, first-out method.

                             Property and Equipment

     Property and equipment is stated at cost. Depreciation of property and equipment is computed on the straight-line method over the useful lives of the assets.

                                    Goodwill

     Goodwill is amortized over a six-year period using the straight-line method. Amortization for 1996 and 1995 amounted to $12,636 and $2,106, respectively.

                   BLUMBERG COMMUNICATIONS INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                              MAY 31, 1996 AND 1995

1. BUSINESS ACTIVITY, SIGNIFICANT ACCOUNTING POLICIES AND USE OF ESTIMATES (Continued)

                                  Income Taxes

     Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of inventory, property and equipment, accrued expenses, deferred compensation and the allowance for doubtful accounts for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

                                Cash Equivalents

     The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

                             Change in Presentation

     Certain 1995 amounts have been reclassified to conform with the 1996 presentation.

2.   NOTE RECEIVABLE - RELATED PARTY

     Note receivable - related party consists of a mortgage note to a family member of the Company's majority stockholder. The note is secured by real property and matures February 1, 1997.

3.   FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following methods and assumptions are used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

     Cash and cash equivalents:

          The carrying amount approximates fair value because of the short maturity of these instruments.

     Notes receivable and long-term debt:

          The fair value of notes receivable and long-term debt is estimated based on borrowing rates currently available to the Company for bank loans with similar items and average maturities. Based on these rates, the carrying amount approximates fair value.

                   BLUMBERG COMMUNICATIONS INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                              MAY 31, 1996 AND 1995

4.   INVENTORIES

     Inventories used in the calculation of cost of revenue for the years ended May 31, 1996 and 1995 consist of the following:

                                                      1996         1995
                                                   ----------   ----------

         Blumberg Communications Inc.
            Equipment sales department             $1,387,485   $1,168,617
            Equipment rental department               775,210      874,107
                                                   ----------   ----------

                                                    2,162,695    2,042,724
                                                   ----------   ----------

         Blumberg Communications of Florida Inc.
            Equipment sales department                516,209      246,321
            Equipment rental department             1,688,210    1,528,459
                                                   ----------   ----------

                                                    2,204,419    1,774,780
                                                   ----------   ----------

                                                   $4,367,114   $3,817,504
                                                   ==========   ==========

                   BLUMBERG COMMUNICATIONS INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                              MAY 31, 1996 AND 1995

5.   PROPERTY AND EQUIPMENT

     Property and equipment consists of:


                                                                             Estimated
                                                  1996           1995       Useful Lives
                                              -----------    -----------    ------------

         Blumberg Communications Inc.
            Office equipment                  $   337,463    $   285,012    5 - 7 years
            Computers                             534,304        424,071    5 years
            Vehicles                              525,509        459,826    3 - 5 years
            Sales equipment                        31,767         29,757    5 - 7 years
            Rental equipment                      220,082        159,579    5 years
            Repair shop equipment                  78,019         74,106    5 - 7 years
            Installation equipment                 90,561         86,686    5 - 7 years
            Engineering equipment                  38,753         38,753    5 years
            Marketing equipment                     7,296          3,443    5 years
            Creative services equipment             4,316           --      5 years
            Leasehold improvements - office       497,481        419,361    7 - 15 years
            Leasehold improvements - rental         9,966          9,966    5 - 10 years
                                              -----------    -----------
                                                2,375,517      1,990,560
            Less accumulated depreciation      (1,414,800)    (1,112,341)
                                              -----------    -----------

                                                  960,717        878,219
                                              -----------    -----------

                   BLUMBERG COMMUNICATIONS INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                              MAY 31, 1996 AND 1995

5.   PROPERTY AND EQUIPMENT (Continued)

     Property and equipment consists of: (Continued)

                                                                                  Estimated
                                                       1996           1995       Useful Lives
                                                   -----------    -----------    ------------

         Blumberg Communications of Florida Inc.
            Office equipment                       $   701,055    $   595,221    5 years
            Computers                                  624,407        450,843    5 years
            Vehicles                                 1,400,649      1,112,850    5 years
            Repair equipment                            31,516         27,658    5 years

            Leasehold improvements                      69,170         26,753    15 years
                                                   -----------    -----------
                                                     2,826,797      2,213,325
            Less accumulated depreciation           (1,308,166)      (934,088)
                                                   -----------    -----------

                                                     1,518,631      1,279,237
                                                   -----------    -----------

                Net depreciated value              $ 2,479,348    $ 2,157,456
                                                   ===========    ===========

     For the years ended May 31, 1996 and 1995, depreciation charged to operations was as follows:

                                                     1996       1995
                                                   --------   --------

         Blumberg Communications Inc.              $312,475   $248,073
         Blumberg Communications of Florida Inc.    435,878    243,497
                                                   --------   --------

                                                   $748,353   $491,570
                                                   ========   ========


     Equipment is pledged as collateral on notes payable as described in Note 6.

                   BLUMBERG COMMUNICATIONS INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                              MAY 31, 1996 AND 1995

6.   NOTES PAYABLE AND LONG-TERM DEBT

     Notes payable consist of:

                                             Due Date         Rate     Amount       Security
                                          -------------      ------   ----------   ----------

        Blumberg Communications Inc.
        ----------------------------
           Norwest Bank Midland N.A.      Demand - credit    LIBOR                 Accounts
                                          line maximum        plus                 receivable,
                                          of $1,500,000        2%     $1,250,000   inventories

                                                                                      and
                                                                                   equipment

        Blumberg Communications of
                  Florida Inc.
        --------------------------
           First Union National Bank      Demand - credit    LIBOR                 Accounts
               of Florida                 line maximum        plus                 receivable
                                          of $1,000,000        2%                     and
                                                                         651,000   inventories
                                                                      ----------

                                                                      $1,901,000
                                                                      ==========

                   BLUMBERG COMMUNICATIONS INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                              MAY 31, 1996 AND 1995

6.   NOTES PAYABLE AND LONG-TERM DEBT (Continued)

     The LIBOR rate of interest at May 31, 1996 was 5.4375%.

     At May 31, 1995, Blumberg Communications Inc. had borrowed $645,200 on a line of credit with a maximum of $1,500,000, and Blumberg Communications of Florida Inc. had borrowed $1,000 on a line of credit with a maximum of $1,000,000.

     Long-term debt consists of:

                                                                                      1996       1995
                                                                                    --------   --------

         Blumberg Communications Inc.
         ----------------------------

         8% note payable to Christen Hoy, amended January 1, 1996, due in eight annual installments of principal and interest of
            $21,600 and a final installment of $21,685, to January 2, 2005          $134,933   $ 86,860

         Term note to Norwest Bank Minnesota, due in 48 consecutive monthly installments of $1,378, including interest at the bank's base rate to
            April 2000, secured by motor vehicles.
            This note is drawn on an available credit line of $250,000                64,768       --


         Term note to Norwest Bank Minnesota, due in quarterly installments of
            $31,250 with the balance due May 31, 2000. Interest is calculated
            using the lower of the Bank's Prime Rate or the LIBOR Rate plus 2%       500,000    625,000
                                                                                    --------   --------

                                                                                     699,701    711,860
                                                                                    --------   --------

                   BLUMBERG COMMUNICATIONS INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                              MAY 31, 1996 AND 1995

6.   NOTES PAYABLE AND LONG-TERM DEBT (Continued)

                                                                                      1996         1995
                                                                                   ----------   ----------

        Blumberg Communications of Florida Inc.
        ---------------------------------------

        Term note to First Union National Bank of Florida, due in monthly installments of $16,667 to May 31, 2000. Interest is calculated using the lower of the Bank's Prime Rate or
           the LIBOR Rate plus 2%                                                     800,000    1,000,000

        7.67% note payable to IVS Media, Inc., due in annual installments
           of $38,013, including interest, to April 1, 2005                           240,757      258,912

        7.25% - 11.14% notes payable to First Union National Bank of Florida, due in monthly installments ranging from $304 to $1,000, including interest, with due dates ranging from December 1997 to February 1999,
           secured by automotive equipment                                            153,233      211,690


        Note payable to Dennis Hutchins, due in annual installments
           of $33,334 to May 31, 1998                                              $   66,667   $  100,001

        6.25% note payable to First Union National Bank of Florida, due in monthly installments of $898, including interest, to November 1998,
           secured by vehicle                                                          24,868       33,777

        5.9% notes payable to General Motors
           Acceptance Corporation, due in monthly

           installments of $416, including interest, with due dates
           to December 1996, secured by automotive equipment                            8,204       36,866

        11.28% note payable to the Associates, due
           in monthly installments of $531, including
           interest, to December 1996, secured by equipment                             3,600        9,300

        10% term note to A.F. Brown, Jr. - Video Doctor                                 2,410        6,765

                   BLUMBERG COMMUNICATIONS INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                              MAY 31, 1996 AND 1995

6.   NOTES PAYABLE AND LONG-TERM DEBT (Continued)

        Long-term debt consists of:   (Continued)

                                                                                      1996           1995
                                                                                   -----------    -----------

        Term note to Norwest Bank Minnesota due in 48 consecutive monthly installments of $1,155, including interest at the bank's base rate to
           April 2000, secured by motor vehicles. This note
           is drawn on an available credit line of $500,000                             55,440           --

        9.505% note payable, due in monthly installments of principal and
           interest of $806, to June 1999                                               26,387           --

        8.426% note payable, due in monthly installments of principal and
           interest of $403, to August 1999                                             13,414           --
                                                                                   -----------    -----------

                                                                                     1,394,980      1,657,311
                                                                                   -----------    -----------

        Total consolidated long-term debt                                            2,094,681      2,369,171
        Less current maturities                                                       (519,498)      (493,669)
                                                                                   -----------    -----------

                                                                                   $ 1,575,183    $ 1,875,502
                                                                                   ===========    ===========

                   BLUMBERG COMMUNICATIONS INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                              MAY 31, 1996 AND 1995

6.   NOTES PAYABLE AND LONG-TERM DEBT (Continued)

     Long-term debt maturities are as follows:

        Years Ending May 31,
        --------------------

               1997                                        $  519,498
               1998                                           508,724
               1999                                           434,208
               2000                                           392,866
               2001                                            40,949
               Thereafter                                     198,436
                                                           ----------

                                                           $2,094,681

     The banks' prime rate and base rate at May 31, 1996 were 8.25%.

7.   RETIREMENT PLANS

     The Company has a combined profit-sharing/401K retirement plan which covers all employees of Blumberg Communications Inc. and its Subsidiary who meet eligibility requirements as set forth in the plan. The amount of profit-sharing contribution is at the discretion of the Company's Board of Directors. The Company made no contributions to the plan for 1996 or 1995.

     In 1991, the Company established an Employee Stock Ownership Plan (ESOP) for the benefit of all eligible employees of the Company. In connection with the establishment of the ESOP, the Company entered into a term loan with a bank, the proceeds of which were used as a loan to the related stock ownership trust for the acquisition of 282 shares (28,200 shares after stock split) of common stock of the Company from the majority shareholder. The term loan bears interest at the lower of the Bank's Prime Rate or the LIBOR Rate plus 2%. The outstanding principal balance as of May 31, 1996 and 1995 is presented in the balance sheets under the following captions:

                                                  1996               1995
                                                -------            -------

        Current maturities of ESOP debt        $192,864           $192,864

        Long-term ESOP debt                     112,456            305,320
                                                -------            -------


                                               $305,320           $498,184
                                                =======            =======

     Long-term ESOP debt maturities are as follows:

        Years Ending May 31,
        --------------------

             1997                                            $192,864
             1998                                             112,456
                                                             --------

                                                             $305,320
                                                             ========

     Under the terms of the Plan and Trust agreement, the Company may make discretionary contributions to the Plan. The Company contributed approximately $225,000 and $249,000 to the Plan in 1996 and 1995, respectively. Of these amounts, $32,275 and $55,935, respectively, represents interest on the ESOP indebtedness.

     The ESOP shares are pledged as collateral for its debt. As the debt is repaid, shares are released from collateral and allocated to active employees.

                   BLUMBERG COMMUNICATIONS INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                              MAY 31, 1996 AND 1995

7.   RETIREMENT PLANS (Continued)

     Shares of the Company held by the ESOP at May 31, 1996 and 1995 are as follows:

                                                  1996                  1995
                                               ---------             ---------

      Allocated shares                         23,303.85             20,142.63
      Unallocated shares                        4,028.68              8,057.37
                                               ---------             ---------

                                               27,332.53             28,200.00
                                               =========             =========



8.   DEFERRED COMPENSATION AGREEMENT

     The Company entered into an executive deferred compensation agreement with Donald D. Blumberg which provides for benefits payable commencing January 1, 1997, or the first day of the month following his actual retirement or termination, if later. The benefits payable total $120,000 per year for a period of five years, payable monthly. In addition, the agreement provides for annual retirement income for his life of $50,000 per year, payable monthly beginning January 1, 1997, or the first day of the month following his actual retirement or termination, if later. In the event of death, the deferred compensation benefits payable shall terminate and the retirement payments shall be paid for a period of twelve months to the surviving spouse.

     The present value of the estimated liability under the agreement using a discount rate of 8% is accrued ratably for the period to January 1, 1997. The deferred compensation charged to expense for the years ended May 31, 1996 and 1995 amounted to $446,623 and $260,530, respectively. The expense is recorded equally by the parent company and subsidiary. The total liability at May 31, 1996 and 1995 was $707,153 and $260,530, respectively.

                   BLUMBERG COMMUNICATIONS INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                              MAY 31, 1996 AND 1995

9.   INCOME TAXES

     The Company and its subsidiary file a consolidated federal income tax return and separate returns in various states. The federal income taxes are allocated based upon the respective pre-tax incomes of the parent and subsidiary.

     Deferred tax assets and liabilities consist of the following components as of May 31, 1996 and 1995:

                                          Blumberg             Blumberg
                                       Communications       Communications
                                            Inc.            of Florida Inc.           Total
                                    -------------------   -------------------         -----
                                      1996       1995       1996       1995       1996       1995
                                    --------   --------   --------   --------   --------   --------

        Deferred tax assets:
           Allowance for

               doubtful accounts    $ 22,000   $ 17,000   $ 42,000   $ 15,000   $ 64,000   $ 32,000
           Accrued vacation           33,000     29,000     22,000     18,000     55,000     47,000
           Accrued health
               insurance              15,000     26,000     20,000     19,000     35,000     45,000
           Inventory                  12,000     10,000      3,000      1,000     15,000     11,000
           Warranty reserve           20,000     12,000       --         --       20,000     12,000
           Deferred finance
               charges                 9,000       --         --         --        9,000       --
           Deferred compensation     173,000     53,000    164,000     49,000    337,000    102,000
           Goodwill                     --         --        3,000       --        3,000       --
                                    --------   --------   --------   --------   --------   --------

                                    $284,000   $147,000   $254,000   $102,000   $538,000   $249,000
                                    ========   ========   ========   ========   ========   ========

        Deferred tax liabilities:
           Property and
               equipment            $  7,200   $ 11,000   $ 95,000   $ 35,000   $102,200   $ 46,000
           ESOP interest               1,000       --        2,000       --        3,000       --
                                    -------    --------   --------   --------   --------   --------

                                    $  8,200   $ 11,000   $ 97,000   $ 35,000   $105,200   $ 46,000
                                    ========   ========   ========   ========   ========   ========

     The components giving rise to the net deferred tax assets described above have been included in the accompanying balance sheets as of May 31, 1996 and 1995 as follows:

                                  Blumberg             Blumberg
                               Communications       Communications
                                    Inc.            of Florida Inc.           Total
                            -------------------   -------------------         -----
                              1996       1995       1996       1995       1996       1995
                            --------   --------   --------   --------   --------   --------

        Current assets      $110,000   $ 94,000   $ 85,000   $ 53,000   $195,000   $147,000
        Noncurrent assets    165,800     42,000     72,000     14,000    237,800     56,000
                            --------   --------   --------   --------   --------   --------

                            $275,800   $136,000   $157,000   $ 67,000   $432,800   $203,000
                            ========   ========   ========   ========   ========   ========

                   BLUMBERG COMMUNICATIONS INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                              MAY 31, 1996 AND 1995

9.   INCOME TAXES (Continued)

     The provision for income taxes charged to income for the years ended May 31, 1996 and 1995 consists of the following:

                                 Blumberg                    Blumberg
                              Communications               Communications
                                   Inc.                    of Florida Inc.                    Total
                        --------------------------    --------------------------              -----
                           1996           1995           1996           1995           1996           1995
                        -----------    -----------    -----------    -----------    -----------    -----------

        Current
            expense     $   444,176    $   635,102    $   438,825    $   516,284    $   883,001    $ 1,151,386
        Deferred tax
            (benefit)      (139,800)       (67,000)       (90,000)       (50,000)      (229,800)      (117,000)
                        -----------    -----------    -----------    -----------    -----------    -----------

                        $   304,376    $   568,102    $   348,825    $   466,284    $   653,201    $ 1,034,386
                        ===========    ===========    ===========    ===========    ===========    ===========


10.  BUSINESS ACQUISITIONS

     During fiscal 1995, the Company acquired various assets and liabilities of other business entities through its subsidiary, Blumberg Communications of Florida Inc. The acquisitions were accounted for at cost by the purchase method using estimated fair values for the assets acquired and liabilities assumed. The acquisitions are described below.

     Effective August 11, 1994, Blumberg Communications of Florida Inc. entered into an asset purchase agreement with Media Magic, Inc., Production Associates Support Services, Inc. and Dennis S. Hutchins, the sole shareholder of both companies. Under terms of the agreement, the Company acquired accounts receivable, inventories and equipment for a purchase price of $250,000. The purchase price is payable by $150,000 at closing plus $100,000 over three years by equal annual payments with no interest. In connection with the acquisition of business assets, the Company entered into an employment agreement with Hutchins for a four-year period. The agreement provides for certain guaranteed payments totaling $37,500 a year, plus a base salary and a commission arrangement. These payments were to be ratably expensed over the four-year period and as earned by Hutchins for services rendered. Effective May 31, 1996, the employment of Dennis S. Hutchins was terminated. Accordingly, the guaranteed payments for the remainder of the four-year period in the amount of $81,250 have been expensed in the current year.


     Effective March 31, 1995, Blumberg Communications of Florida Inc. entered into an asset purchase agreement with IVS Media, Inc. (IVS), a South Carolina corporation, and the three principal shareholders of IVS. Under terms of the agreement, the Company acquired substantially all of the assets and assumed certain liabilities of IVS for a net purchase price of $771,350 as follows:

        Cash                                  $         1
        Accounts receivable - net                 502,218
        Sales and rental inventories              540,479
        Other current assets                       30,768
        Other assets                               10,800
        Land                                       29,000
        Depreciable equipment                     455,135
        Goodwill                                   75,816
                                              -----------
                                                1,644,217

        Liabilities assumed - notes payable      (872,867)
                                              -----------

           Net assets acquired                $   771,350
                                              ===========

                   BLUMBERG COMMUNICATIONS INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                              MAY 31, 1996 AND 1995

10.  BUSINESS ACQUISITIONS (Continued)

     The purchase price was paid by $512,438 in cash and a note payable for $258,912 with interest at 7.67% payable in ten annual installments of $38,013, beginning April 1, 1996.

     In connection with the asset purchase agreement, the Company entered into certain employment agreements with two key employees of IVS for a period of approximately six years. In addition to a base salary, the agreements provide for an achievement incentive program for fiscal periods 1996 through 2001.

     In addition, the Company entered into a consulting agreement with IVS Video, Inc., a related company to IVS Media, Inc., for a period of ten years at $10,230 a month. The agreement covers consulting regarding video services, including technical support and equipment maintenance and repairs. Also, lease agreements were entered into effective April 1, 1995 for space rental at various locations used by IVS. Certain of these lease agreements are with the individual shareholders of IVS or their related companies.

11.  LEASE COMMITMENTS

     Blumberg Communications Inc.'s main warehouse and office facilities are occupied under a month-to-month lease with the principal stockholder. The Company is also liable for real estate taxes on the building which are approximately $21,000 per year. The Company also leases branch facilities from unrelated lessors under long-term lease agreements. These leases are operating leases which expire in various years through 2005. Generally, the Company is required to pay executory costs such as property taxes, maintenance and insurance.

     Blumberg Communications of Florida Inc. leases various facilities from unrelated lessors as operating leases which expire in various years through 2005. Generally, the Company is required to pay executory costs such as property taxes, maintenance, and insurance.

     Minimum lease payments for operating leases (excluding the month-to-month lease) in future years are as follows:

                                         Blumberg        Blumberg
                                      Communications  Communications
        Years Ending May 31,               Inc.       of Florida Inc.       Total
        --------------------          --------------  ---------------       ------

               1997                      $127,064       $  535,407     $   662,471
               1998                       115,556          400,189         515,745
               1999                       113,381          288,389         401,770
               2000                        19,090          225,968         245,058
               2001                        19,662          168,600         188,262
               Thereafter                  11,668          381,800         393,468
                                         --------       ----------      ----------

        Total minimum lease payments     $406,421       $2,000,353      $2,406,774
                                         ========       ==========      ==========

     Rent expense for 1996 and 1995 was $850,636 and $535,329, respectively.

                   BLUMBERG COMMUNICATIONS INC. AND SUBSIDIARY

                            SUPPLEMENTARY INFORMATION

            INDEPENDENT AUDITOR'S REPORT ON SUPPLEMENTARY INFORMATION

The Stockholders and Board of Directors
Blumberg Communications Inc. and Subsidiary
Minneapolis, Minnesota

Our audits were made for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. The supplementary information is presented for purposes of additional analysis and is not a required part of the basic consolidated financial statements. Such information has been subjected to the auditing procedures applied in the audits of the basic consolidated financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic consolidated financial statements taken as a whole.

Minneapolis, Minnesota
August 9, 1996

                          BLUMBERG COMMUNICATIONS INC.

                            SUPPLEMENTARY INFORMATION

                          BLUMBERG COMMUNICATIONS INC.

                                 BALANCE SHEETS

                              MAY 31, 1996 AND 1995

                ASSETS                                  1996          1995
                                                    ------------  ------------
CURRENT ASSETS
   Cash and cash equivalents                        $      6,109  $     30,412
   Receivables
      Trade, less allowance for doubtful accounts
         of $54,000 in 1996 and $41,000 in 1995        3,805,077     2,953,462
      Subsidiary                                         233,595        99,756
      Note - subsidiary                                  125,000       125,000
      Employees                                            6,956        23,501
   Inventories                                         2,162,695     2,042,724
   Deferred income tax benefit                           110,000        94,000
   Prepaid expenses                                       84,121       126,313
                                                    ------------  ------------

             Total current assets                      6,533,553     5,495,168
                                                    ------------  ------------



INVESTMENTS AND OTHER ASSETS
   Investment in subsidiary - at equity                3,569,929     2,982,606
   Note receivable - subsidiary                          375,000       500,000
   Note receivable - related party                        98,000        98,000
   Cash value of life insurance                           50,579        46,181
   Deposits                                               15,140        15,140
   Deferred income tax benefit                           165,800        42,000
                                                    ------------  ------------

                                                       4,274,448     3,683,927
                                                    ------------  ------------



PROPERTY AND EQUIPMENT
   Depreciable property and equipment                  2,375,517     1,990,560
   Less accumulated depreciation                      (1,414,800)   (1,112,341)
                                                    ------------  ------------

                                                         960,717       878,219
                                                    ------------  ------------

                                                    $ 11,768,718  $ 10,057,314
                                                    ============  ============

             LIABILITIES AND STOCKHOLDERS' EQUITY      1996          1995
                                                   ------------  ------------

CURRENT LIABILITIES
   Notes payable - bank                            $  1,250,000  $    645,200
   Current maturities of long-term debt                 152,312       133,686
   Current maturities of ESOP debt                      192,864       192,864
   Accounts payable                                   1,097,847       887,778
   Accrued expenses
      Compensation                                      340,775       291,395
      Taxes, other than income taxes                     54,624        49,270
      Warranty                                           47,855        30,195
      ESOP contribution                                  73,687        73,687
      Interest and other                                 51,233        73,468
   Customer deposits                                     17,637          --
   Income taxes                                         369,937       339,083
                                                   ------------  ------------

             Total current liabilities                3,648,771     2,716,626
                                                   ------------  ------------




LONG-TERM DEBT                                          547,389       578,174
                                                   ------------  ------------



LONG-TERM ESOP DEBT                                     112,456       305,320
                                                   ------------  ------------




STOCKHOLDERS' EQUITY
   Common stock, par value $.01 per share
      Authorized, 2,500,000 shares
      Issued, 91,133 shares in 1996 and 92,000
         shares in 1995                                     911           920
   Retained earnings                                  7,764,511     6,954,458
                                                   ------------  ------------
                                                      7,765,422     6,955,378
   Less employee stock ownership plan indebtedness     (305,320)     (498,184)
                                                   ------------  ------------

                                                      7,460,102     6,457,194
                                                   ------------  ------------

                                                   $ 11,768,718  $ 10,057,314
                                                   ============  ============

                          BLUMBERG COMMUNICATIONS INC.

                            STATEMENTS OF OPERATIONS

                        YEARS ENDED MAY 31, 1996 AND 1995

                                                                                 Percentage
                                                                                 of Revenue
                                                               Increase          ----------
                                 1996            1995         (Decrease)      1996       1995
                             ------------    ------------    ------------    ------     ------

REVENUE
   Equipment sales           $  9,577,914    $  9,418,609    $    159,305     48.10%     46.41%
   Equipment rental             5,204,887       4,215,189         989,698     26.14      20.77
   Repair service                 483,441         415,885          67,556      2.43       2.05
   Creative services              104,942            --           104,942       .53       --
   Installation                 4,538,421       6,245,513      (1,707,092)    22.80      30.77
                             ------------    ------------    ------------    ------     ------
                               19,909,605      20,295,196        (385,591)   100.00     100.00

COST OF REVENUE                11,865,492      12,510,124        (644,632)    59.60      61.64
                             ------------    ------------    ------------    ------     ------

TOTAL NET REVENUE               8,044,113       7,785,072         259,041     40.40      38.36
                             ------------    ------------    ------------    ------     ------

OPERATING EXPENSES
   Departmental expenses
      Equipment sales             965,203         780,923         184,280      4.85       3.85
      Equipment rental          2,695,075       2,116,598         578,477     13.54      10.43
      Repair service              255,096         260,785          (5,689)     1.28       1.28
      Creative services            69,803            --            69,803       .35
      Installation              1,528,013       1,466,587          61,426      7.67       7.23
   General and
      administrative            1,841,791       1,678,704         163,087      9.25       8.27
                             ------------    ------------    ------------    ------     ------

                                7,354,981       6,303,597       1,051,384     36.94      31.06
                             ------------    ------------    ------------    ------     ------

INCOME FROM OPERATIONS            689,132       1,481,475        (792,343)     3.46       7.30
                             ------------    ------------    ------------    ------     ------


OTHER INCOME (EXPENSE)
   Interest income                 64,137          21,378          42,759       .32        .11
   Interest expense              (104,159)        (98,412)         (5,747)     (.52)      (.49)
   Other                           61,913          (3,846)         65,759       .31       (.02)
                             ------------    ------------    ------------    ------     ------

                                   21,891         (80,880)        102,771       .11       (.40)
                             ------------    ------------    ------------    ------     ------

INCOME BEFORE INCOME TAXES
   AND NET INCOME OF
   SUBSIDIARY                     711,023       1,400,595        (689,572)     3.57       6.90

INCOME TAXES                     (304,376)       (568,102)        263,726     (1.53)      2.80
                             ------------    ------------    ------------    ------     ------

INCOME BEFORE NET INCOME
   OF SUBSIDIARY                  406,647         832,493        (425,846)     2.04       4.10

NET INCOME OF SUBSIDIARY          587,323         744,788        (157,465)     2.95       3.67
                             ------------    ------------    ------------    ------     ------

NET INCOME                   $    993,970    $  1,577,281    $   (583,311)     4.99%      7.77%
                             ============    ============    ============    ======     ======

                          BLUMBERG COMMUNICATIONS INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                        YEARS ENDED MAY 31, 1996 AND 1995

                                    Common Stock                         Employee Stock
                             --------------------------      Retained    Ownership Plan
                               Shares          Amount        Earnings     Indebtedness      Total
                             -----------    -----------    -----------    -----------    -----------

BALANCE, MAY 31, 1994             94,000    $       940    $ 5,464,017    $  (691,048)   $ 4,773,909

   Reduction of employee
      stock ownership plan
      indebtedness                  --             --             --          192,864        192,864

   Common stock redeemed          (2,000)           (20)       (86,840)          --          (86,860)

   Net income                       --             --        1,577,281           --        1,577,281
                             -----------    -----------    -----------    -----------    -----------

BALANCE, MAY 31, 1995             92,000            920      6,954,458       (498,184)     6,457,194

   Reduction of employee
      stock ownership plan
      indebtedness                  --             --             --          192,864        192,864

   Common stock redeemed             867             (9)      (183,917)          --         (183,926)

   Net income                       --             --          993,970           --          993,970
                             -----------    -----------    -----------    -----------    -----------

BALANCE, MAY 31, 1996             91,133    $       911    $ 7,764,511    $  (305,320)   $ 7,460,102
                             ===========    ===========    ===========    ===========    ===========

                          BLUMBERG COMMUNICATIONS INC.

                            STATEMENTS OF CASH FLOWS

                        YEARS ENDED MAY 31, 1996 AND 1995

                                                              1996           1995
                                                          -----------    -----------

OPERATING ACTIVITIES
   Net income                                             $   993,970    $ 1,577,281
   Charges and credits to net income not affecting cash
      Depreciation                                            312,475        248,073
      Loss (gain) on sale of property and equipment            (7,538)         1,382
      Net income of subsidiary                               (587,323)      (744,788)
      Deferred income taxes                                  (139,800)       (67,000)
   Changes in assets and liabilities
      Receivables                                            (968,909)      (752,968)
      Inventories                                            (119,971)      (429,760)
      Prepaid expenses                                         42,192        (98,653)
      Deposits                                                 17,637          1,200
      Accounts payable                                        210,069         79,946
      Accrued expenses                                         50,159        116,165
      Income taxes                                             30,854        182,165
                                                          -----------    -----------

NET CASH FROM (USED FOR) OPERATING ACTIVITIES                (166,185)       113,043
                                                          -----------    -----------

INVESTING ACTIVITIES
   Capital expenditures                                      (403,935)      (518,543)
   Proceeds from sale of property and equipment                16,500          6,553
   Increase in cash value of life insurance                    (4,398)        (2,810)
   Payments on note receivable                                125,000         10,000
                                                          -----------    -----------

NET CASH USED FOR INVESTING ACTIVITIES                       (266,833)      (504,800)
                                                          -----------    -----------

FINANCING ACTIVITIES
   Principal payments under loan obligations                 (126,378)          --
   Proceeds from issuance of long-term debt                    66,146        625,000
   Net borrowings (payments) on line of credit                604,800       (265,800)
   Treasury stock acquired                                   (135,853)          --
                                                          -----------    -----------

NET CASH FROM FINANCING ACTIVITIES                            408,715        359,200
                                                          -----------    -----------


NET DECREASE IN CASH AND CASH EQUIVALENTS                     (24,303)       (32,557)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                 30,412         62,969
                                                          -----------    -----------

CASH AND CASH EQUIVALENTS AT END OF YEAR                  $     6,109    $    30,412
                                                          ===========    ===========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
   Cash paid during the year
      Interest                                            $   100,029    $    95,506
      Income taxes                                            413,322        554,187
                                                          ===========    ===========

SUPPLEMENTAL SCHEDULE OF NONCASH FINANCING ACTIVITIES
   Common stock redeemed by issuance of note payable      $    48,073    $    86,860
                                                          ===========    ===========

                          BLUMBERG COMMUNICATIONS INC.

                          SCHEDULES OF COST OF REVENUE

                        YEARS ENDED MAY 31, 1996 AND 1995

                                                                 Increase
                                    1996           1995         (Decrease)
                                ------------   ------------    ------------

INVENTORY - BEGINNING OF YEAR   $  2,042,724   $  1,612,964    $    429,760

PURCHASES                         12,057,330     13,033,542        (976,212)

FREIGHT - NET                        109,901        135,406         (25,505)
                                ------------   ------------    ------------

                                  14,209,955     14,781,912        (571,957)
                                ------------   ------------    ------------

LESS
   Discounts received                181,768        229,064         (47,296)
   Inventory - end of year         2,162,695      2,042,724         119,971
                                ------------   ------------    ------------

                                   2,344,463      2,271,788          72,675
                                ------------   ------------    ------------

COST OF REVENUE                 $ 11,865,492   $ 12,510,124    $   (644,632)
                                ============   ============    ============

                          BLUMBERG COMMUNICATIONS INC.

                       SCHEDULES OF DEPARTMENTAL EXPENSES

                        YEARS ENDED MAY 31, 1996 AND 1995

                                                                     Increase
                                          1996          1995        (Decrease)
                                       -----------   -----------    -----------
EQUIPMENT SALES EXPENSES
   Salaries, commissions and bonuses   $   581,973   $   484,530    $    97,443
   Payroll taxes and benefits               64,626        44,264         20,362
   Employee stock ownership plan             6,692         8,222         (1,530)
   Equipment repair and maintenance         11,838        19,274         (7,436)
   Travel and entertainment                 26,186        17,284          8,902
   Depreciation                             13,742         8,386          5,356
   Automobile expenses                      39,800        32,250          7,550
   Marketing                                98,186        60,688         37,498
   Rent                                     37,008        36,174            834
   Utilities                                 6,260         4,947          1,313
   Communications                           30,488        23,532          6,956
   Outside services                         10,449        15,808         (5,359)
   Office supplies and postage              24,485         9,506         14,979
   Other equipment sales expenses           13,470        16,058         (2,588)
                                       -----------   -----------    -----------

                                       $   965,203   $   780,923    $   184,280
                                       ===========   ===========    ===========

EQUIPMENT RENTAL EXPENSES
   Salaries, commissions and bonuses   $ 1,575,140   $ 1,318,370    $   256,770
   Payroll taxes and benefits              189,103       142,806         46,297
   Employee stock ownership plan            28,500        35,016         (6,516)
   Repair and maintenance
      Equipment                             53,676        54,857         (1,181)
      Building                              18,301         9,840          8,461
   Travel and entertainment                 29,370        23,342          6,028
   Depreciation                            151,665       120,992         30,673
   Automobile expense                      120,323       100,682         19,641
   Marketing                               104,564        47,246         57,318
   Rent                                    131,825       111,743         20,082
   Utilities                                13,566        11,463          2,103
   Communications                           65,732        47,818         17,914
   Shop supplies                            24,585         8,983         15,602
   Outside services                          4,411         5,176           (765)
   Office supplies and postage             120,376        41,963         78,413
   Other equipment rental expenses          63,938        36,301         27,637
                                       -----------   -----------    -----------

                                       $ 2,695,075   $ 2,116,598    $   578,477
                                       ===========   ===========    ===========

                          BLUMBERG COMMUNICATIONS INC.

                       SCHEDULES OF DEPARTMENTAL EXPENSES

                        YEARS ENDED MAY 31, 1996 AND 1995

                                                                  Increase
                                          1996         1995      (Decrease)
                                       ---------    ---------    ---------

REPAIR SERVICE EXPENSES
   Salaries, commissions and bonuses   $ 163,910    $ 159,077    $   4,833
   Payroll taxes and benefits             16,513       12,299        4,214
   Employee stock ownership plan           6,879        8,452       (1,573)
   Equipment repair and maintenance         --          1,723       (1,723)
   Travel and entertainment                 (765)       2,537       (3,302)
   Depreciation                           13,025       11,624        1,401
   Automobile expenses                     7,127        5,932        1,195
   Marketing                               7,230        8,063         (833)
   Rent                                   12,285       12,657         (372)
   Utilities                               2,319        1,832          487
   Communications                          6,977        4,400        2,577
   Shop supplies                          14,040       27,397      (13,357)
   Outside services                         (865)        --           (865)
   Office supplies and postage             1,160        1,052          108
   Other repair service expenses           5,261        3,740        1,521
                                       ---------    ---------    ---------

                                       $ 255,096    $ 260,785    $  (5,689)
                                       =========    =========    =========

CREATIVE SERVICES EXPENSES
   Salaries, commissions and bonuses   $  48,525                 $  48,525
   Payroll taxes and benefits              5,040                     5,040
   Travel and entertainment                2,982                     2,982
   Depreciation                            1,286                     1,286
   Automobile expense                      1,369                     1,369
   Marketing                               2,857                     2,857
   Rent                                       70                        70
   Communications                            328                       328
   Shop supplies                             164                       164
   Outside services                        5,340                     5,340
   Office supplies and postage             1,236                     1,236
   Other creative services expenses          606                       606
                                       ---------    ---------    ---------

                                       $  69,803    $    --      $  69,803
                                       =========    =========    =========

                          BLUMBERG COMMUNICATIONS INC.

                       SCHEDULES OF DEPARTMENTAL EXPENSES

                        YEARS ENDED MAY 31, 1996 AND 1995

                                                                  Increase
                                          1996         1995      (Decrease)
                                       ----------   ----------   ----------

INSTALLATION EXPENSES
   Salaries, commissions and bonuses   $  971,518   $1,009,942   $  (38,424)
   Payroll taxes and benefits             118,437       94,430       24,007
   Employee stock ownership plan           35,586       43,724       (8,138)
   Travel and entertainment                55,059       48,418        6,641
   Depreciation                            55,173       38,699       16,474
   Automobile expenses                     45,580       38,690        6,890
   Marketing                               44,522       19,197       25,325
   Rent                                    47,270       48,097         (827)
   Utilities                                8,811        6,963        1,848
   Communications                          44,597       44,075          522
   Outside services                        39,020       43,734       (4,714)
   Shop supplies                            2,410        6,254       (3,844)
   Office supplies and postage             38,132       18,203       19,929
   Other installation expenses             21,898        6,161       15,737
                                       ----------   ----------   ----------

                                       $1,528,013   $1,466,587   $   61,426
                                       ==========   ==========   ==========

                          BLUMBERG COMMUNICATIONS INC.

                SCHEDULES OF GENERAL AND ADMINISTRATIVE EXPENSES

                        YEARS ENDED MAY 31, 1996 AND 1995

                                                                    Increase
                                       1996           1995         (Decrease)
                                    -----------    -----------    -----------
Salaries, commissions and bonuses   $   612,316    $   587,923    $    24,393
Deferred compensation                    83,651           --           83,651
Payroll taxes and benefits               89,418         85,842          3,576
Employee stock ownership plan            24,085         29,592         (5,507)
Administrative                          313,311        220,265         93,046
Office supplies and postage              87,001        105,062        (18,061)
Maintenance
   Equipment                             38,757         43,326         (4,569)
   Building                              52,192        165,562       (113,370)
Insurance                                40,009         43,706         (3,697)
Depreciation                             71,240         64,689          6,551
Automobile expenses                      13,408         12,558            850
Rent                                     30,816         31,643           (827)
Communications                           56,047         27,623         28,424
Utilities                                 6,143          5,347            796
Outside services                         20,680         23,174         (2,494)
Contributions                             3,875          3,630            245
Marketing                                62,655         44,979         17,676
Professional fees                       128,833         81,428         47,405
Travel and entertainment                 34,336         30,036          4,300
Officer's life insurance                 (4,398)        (2,810)        (1,588)
Bad debts                                12,781         16,683         (3,902)
Miscellaneous                            64,635         58,446          6,189
                                    -----------    -----------    -----------

                                    $ 1,841,791    $ 1,678,704    $   163,087
                                    ===========    ===========    ===========


                      SCHEDULES OF OTHER INCOME AND EXPENSE

                        YEARS ENDED MAY 31, 1996 AND 1995

                                                                           Increase
                                                     1996        1995     (Decrease)
                                                   --------    --------    --------

OTHER INCOME
   Gain (loss) on sale of property and equipment   $  7,538    $ (1,382)   $  8,920
   Miscellaneous                                     58,150         (32)     58,182

                                                   --------    --------    --------

                                                     65,688      (1,414)     67,102

OTHER EXPENSE
   Miscellaneous                                      3,775       2,432       1,343
                                                   --------    --------    --------

OTHER INCOME (EXPENSE) - NET                       $ 61,913    $ (3,846)   $ 65,759
                                                   ========    ========    ========

                     BLUMBERG COMMUNICATIONS OF FLORIDA INC.

                            SUPPLEMENTARY INFORMATION

                     BLUMBERG COMMUNICATIONS OF FLORIDA INC.

                                 BALANCE SHEETS

                              MAY 31, 1996 AND 1995

                               ASSETS                      1996           1995
                                                        -----------    -----------

CURRENT ASSETS
   Cash and cash equivalents                            $   463,117    $    59,437
   Receivables
      Trade - less allowance for doubtful accounts of
         $111,000 in 1996 and $100,000 in 1995            3,695,832      3,198,469
      Employees                                               5,478         35,933
      Other                                                   2,073         22,559
   Inventories                                            2,204,419      1,774,780
   Prepaid expenses                                         141,691         74,962
   Deferred tax benefit                                      85,000         53,000
                                                        -----------    -----------

             Total current assets                         6,597,610      5,219,140
                                                        -----------    -----------



OTHER ASSETS
   Goodwill                                                  61,074         73,710
   Land                                                      29,000         29,000
   Deposits                                                  63,731         58,333
   Deferred tax benefit                                      72,000         14,000
                                                        -----------    -----------

                                                            225,805        175,043
                                                        -----------    -----------



PROPERTY AND EQUIPMENT
   Depreciable property and equipment                     2,826,797      2,213,325
   Less accumulated depreciation                         (1,308,166)      (934,088)
                                                        -----------    -----------

                                                          1,518,631      1,279,237
                                                        -----------    -----------

                                                        $ 8,342,046    $ 6,673,420
                                                        ===========    ===========

                LIABILITIES AND STOCKHOLDER'S EQUITY     1996            1995
                                                      ----------      ----------

CURRENT LIABILITIES
   Note payable - bank                                $  651,000      $    1,000
   Current maturities of long-term debt                  492,186         484,983
   Accounts payable                                      755,464         564,586
   Payable to parent company                             233,595          99,589
   Accrued expenses
      Compensation                                       396,031         280,622
      Taxes, other than income taxes                      29,186          29,902
      ESOP contribution                                   38,813          38,813
      Interest and other                                  56,643          55,986
   Income taxes                                            9,252          22,000
   Deferred revenue                                         --            55,475
                                                      ----------      ----------

             Total current liabilities                 2,662,170       1,632,956
                                                      ----------      ----------


LONG-TERM DEBT
   Long-term debt                                      1,027,794       1,297,328
   Payable to parent company                             375,000         500,000
                                                      ----------      ----------

                                                       1,402,794       1,797,328
                                                      ----------      ----------



DEFERRED COMPENSATION                                    707,153         260,530
                                                      ----------      ----------



STOCKHOLDER'S EQUITY
   Common stock, par value $1 per share
      Authorized, 1,000 shares
      Issued, 1,000 shares                                 1,000           1,000
   Additional paid-in capital                             28,901          28,901
   Retained earnings                                   3,540,028       2,952,705
                                                      ----------      ----------

                                                       3,569,929       2,982,606
                                                      ----------      ----------

                                                      $8,342,046      $6,673,420
                                                      ==========      ==========

                     BLUMBERG COMMUNICATIONS OF FLORIDA INC.

                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS

                        YEARS ENDED MAY 31, 1996 AND 1995

                                                                                   Percentage
                                                                                   of Revenue
                                                                  Increase      -----------------
                                    1996            1995         (Decrease)      1996       1995
                                ------------    ------------    ------------    ------     ------
REVENUE
   Equipment sales              $  3,564,573    $  2,922,408    $    642,165     15.91%     21.07
   Equipment rental               16,523,942       9,666,747       6,857,195     73.77      69.70
   Installation and repair         1,768,248         972,617         795,631      7.89       7.01
   Creative services                 543,622         307,248         236,374      2.43       2.22
                                ------------    ------------    ------------    ------     ------

                                  22,400,385      13,869,020       8,531,365    100.00     100.00

COST OF REVENUE                    7,908,505       4,969,930       2,938,575     35.30      35.84
                                ------------    ------------    ------------    ------     ------

TOTAL NET REVENUE                 14,491,880       8,899,090       5,592,790     64.70      64.16
                                ------------    ------------    ------------    ------     ------

OPERATING EXPENSES
   Departmental expenses
      Equipment sales                602,292         388,386         213,906      2.69       2.80
      Equipment rental             9,143,314       5,173,732       3,969,582     40.82      37.30
      Installation and repair        792,921         467,902         325,019      3.54       3.37
      Creative services              329,190         169,007         160,183      1.47       1.22
   General and administrative      2,585,866       1,543,068       1,042,798     11.54      11.13
                                ------------    ------------    ------------    ------     ------

                                  13,453,583       7,742,095       5,711,488     60.06      55.82
                                ------------    ------------    ------------    ------     ------

INCOME FROM OPERATIONS             1,038,297       1,156,995        (118,698)     4.64       8.34
                                ------------    ------------    ------------    ------     ------

OTHER INCOME (EXPENSE)
   Interest                         (213,304)        (74,586)       (138,718)     (.95)      (.54)
   Other income                      111,155         128,663         (17,508)      .49        .93
                                ------------    ------------    ------------    ------     ------


                                    (102,149)         54,077        (156,226)     (.46)       .39
                                ------------    ------------    ------------    ------     ------

INCOME BEFORE INCOME TAXES           936,148       1,211,072        (274,924)     4.18       8.73

INCOME TAXES                        (348,825)       (466,284)       (117,459)     1.56      (3.36)
                                ------------    ------------    ------------    ------     ------

NET INCOME                           587,323         744,788    $   (157,465)     2.62%      5.37
                                                                ============    ======     ======

RETAINED EARNINGS - BEGINNING
   OF YEAR                         2,952,705       2,207,917
                                ------------    ------------

RETAINED EARNINGS - END OF
   YEAR                         $  3,540,028    $  2,952,705
                                ============    ============

                     BLUMBERG COMMUNICATIONS OF FLORIDA INC.

                            STATEMENTS OF CASH FLOWS

                        YEARS ENDED MAY 31, 1996 AND 1995

                                                             1996           1995
                                                          -----------    -----------
OPERATING ACTIVITIES
   Net income                                             $   587,323    $   744,788
   Charges and credits to net income not affecting cash
      Depreciation and amortization                           448,514        245,603
      Loss on sale of equipment                                 1,886          7,210
      Deferred income taxes                                   (90,000)       (50,000)
      Deferred compensation                                   446,623        260,530
   Changes in assets and liabilities, net of effects
      from purchase of IVS Media, Inc.
         Receivables                                         (446,422)    (1,101,062)
         Inventories                                         (429,639)      (450,878)
         Prepaid expenses                                     (66,729)       (60,035)
         Deposits                                              (5,398)       (22,107)
         Accounts payable                                     190,878        413,471
         Due to parent company                                134,006       (160,846)
         Accrued expenses                                     115,350        219,055
         Income taxes                                         (12,748)         3,000
         Deferred revenue                                     (55,475)        32,654
                                                          -----------    -----------

NET CASH FROM OPERATING ACTIVITIES                            818,169         81,383
                                                          -----------    -----------

INVESTING ACTIVITIES
   Capital expenditures                                      (684,368)      (582,400)
   Proceeds from sale of equipment                              7,210          6,700
                                                          -----------    -----------

NET CASH USED FOR INVESTING ACTIVITIES                       (677,158)      (575,700)
                                                          -----------    -----------

FINANCING ACTIVITIES
   Principal payments under loan obligations                 (791,274)      (247,944)
   Proceeds from issuance of long-term debt                 1,053,943        750,526
                                                          -----------    -----------

NET CASH FROM FINANCING ACTIVITIES                            262,669        502,582
                                                          -----------    -----------

NET INCREASE IN CASH AND CASH EQUIVALENTS                     403,680          8,265


CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                 59,437         51,172
                                                          -----------    -----------

CASH AND CASH EQUIVALENTS AT END OF YEAR                  $   463,117    $    59,437
                                                          ===========    ===========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
   Cash paid during the year
      Interest                                            $   213,638    $   110,183
      Income taxes                                            451,573        412,034
                                                          ===========    ===========

                     BLUMBERG COMMUNICATIONS OF FLORIDA INC.

                          SCHEDULES OF COST OF REVENUE

                        YEARS ENDED MAY 31, 1996 AND 1995

                                                              Increase
                                    1996          1995       (Decrease)
                                -----------   -----------   -----------

INVENTORY - BEGINNING OF YEAR   $ 1,774,780   $   783,423   $   991,357

PURCHASES                         8,214,865     5,915,484     2,299,381

FREIGHT IN - NET                    177,099        86,308        90,791
                                -----------   -----------   -----------

                                 10,166,744     6,785,215     3,381,529
                                -----------   -----------   -----------

LESS
   Discounts received                53,820        40,505        13,315
   Inventory - end of year        2,204,419     1,774,780       429,639
                                -----------   -----------   -----------

                                  2,258,239     1,815,285       442,954
                                -----------   -----------   -----------

COST OF REVENUE                 $ 7,908,505   $ 4,969,930   $ 2,938,575
                                ===========   ===========   ===========

                     BLUMBERG COMMUNICATIONS OF FLORIDA INC.

                       SCHEDULES OF DEPARTMENTAL EXPENSES

                        YEARS ENDED MAY 31, 1996 AND 1995

                                                                     Increase
                                          1996          1995        (Decrease)
                                       -----------   -----------   -----------

EQUIPMENT SALES EXPENSES
   Salaries, commissions and bonuses   $   340,948   $   269,939   $    71,009
   Payroll taxes and benefits ......        47,975        26,121        21,854
   Employee stock ownership plan ...         4,460         4,215           245
   Repair and maintenance
      Equipment ....................        11,112        12,224        (1,112)
      Building .....................         4,578         2,548         2,030
   Travel and entertainment ........        31,295         4,306        26,989
   Depreciation ....................         8,494         1,676         6,818
   Automobile expenses .............        22,282         8,195        14,087
   Marketing .......................        19,522        15,227         4,295
   Rent ............................        47,047        20,202        26,845
   Utilities .......................         7,848         3,710         4,138
   Communications ..................        23,138        10,046        13,092
   Outside services ................         1,696           453         1,243
   Office supplies and postage .....         8,335         5,737         2,598
   Shop supplies ...................           800          --             800
   Other equipment sales expenses ..        22,762         3,787        18,975
                                       -----------   -----------   -----------

                                       $   602,292   $   388,386   $   213,906
                                       ===========   ===========   ===========

EQUIPMENT RENTAL EXPENSES
  Salaries, commissions and bonuses    $ 5,910,503   $ 3,336,930   $ 2,573,573
   Payroll taxes and benefits ......       812,185       498,259       313,926
   Employee stock ownership plan ...        90,432        91,815        (1,383)
   Repair and maintenance
      Equipment ....................       215,136       142,524        72,612
      Building .....................        44,180        22,392        21,788
   Travel and entertainment ........       124,334        28,481        95,853
   Depreciation ....................       304,011       173,583       130,428
   Automobile expenses .............       381,488       235,120       146,368
   Marketing .......................       151,470        80,584        70,886
   Rent ............................       406,143       237,558       168,585
   Utilities .......................        67,844        27,976        39,868
   Communications ..................       293,142       151,420       141,722
   Shop supplies ...................        12,537         5,799         6,738
   Outside services ................         5,176           367         4,809
   Legal and accounting ............        20,031         6,837        13,194
   Office supplies and postage .....       203,235        90,484       112,751
   Conventions / trade shows .......           376          --             376

   Other equipment rental expenses .       101,091        43,603        57,488
                                       -----------   -----------   -----------

                                       $ 9,143,314   $ 5,173,732   $ 3,969,582
                                       ===========   ===========   ===========

                     BLUMBERG COMMUNICATIONS OF FLORIDA INC.

                       SCHEDULES OF DEPARTMENTAL EXPENSES

                        YEARS ENDED MAY 31, 1996 AND 1995

                                                                 Increase
                                         1996         1995      (Decrease)
                                       ---------   ---------    ---------
INSTALLATION AND REPAIR EXPENSES
   Salaries, commissions and bonuses   $ 557,163   $ 309,219    $ 247,944
   Payroll taxes and benefits ......      81,809      42,338       39,471
   Employee stock ownership plan ...       8,714       8,591          123
   Repair and maintenance
      Equipment ....................      11,002       3,452        7,550
      Building .....................       6,103       2,569        3,534
   Travel and entertainment ........      17,756      25,678       (7,922)
   Depreciation ....................      18,615      10,818        7,797
   Automobile expenses .............      22,149      24,933       (2,784)
   Marketing .......................       5,000       3,911        1,089
   Rent ............................      27,679       7,265       20,414
   Utilities .......................       5,816       1,349        4,467
   Communications ..................       9,148       7,179        1,969
   Shop supplies ...................       9,840       4,652        5,188
   Outside services ................       2,381        --          2,381
   Office supplies and postage .....       6,465      12,449       (5,984)
   Other repair service expenses ...       3,281       3,499         (218)
                                       ---------   ---------    ---------

                                       $ 792,921   $ 467,902    $ 325,019
                                       =========   =========    =========


CREATIVE SERVICES EXPENSES
   Salaries, commissions and bonuses   $ 229,590   $ 119,248    $ 110,342
   Payroll taxes and benefits ......      35,462      23,583       11,879
   Employee stock ownership plan ...       4,332       3,610          722
   Repair and maintenance
      Equipment.....................         884          --          884
   Travel and entertainment ........      10,315       4,521        5,794
   Depreciation ....................      14,916       3,738       11,178
   Automobile expenses .............      11,190       7,073        4,117
   Marketing .......................         --           95          (95)
   Rent ............................      10,637        --         10,637
   Communications ..................       6,118       1,934        4,184
   Office supplies and postage .....       5,455       5,020          435
   Other creative services expenses          291         185          106
                                       ---------   ---------    ---------

                                       $ 329,190   $ 169,007    $ 160,183
                                       =========   =========    =========

                     BLUMBERG COMMUNICATIONS OF FLORIDA INC.

                SCHEDULES OF GENERAL AND ADMINISTRATIVE EXPENSES

                        YEARS ENDED MAY 31, 1996 AND 1995

                                                                   Increase
                                       1996            1995       (Decrease)
                                    -----------    -----------   -----------

Salaries, commissions and bonuses   $ 1,072,920    $   788,362   $   284,558
Deferred compensation expense ...       223,311        130,265        93,046
Payroll taxes and benefits ......        93,618         78,983        14,635
Employee stock ownership plan ...        13,730         13,436           294
Repair and maintenance
   Equipment ....................        23,936         11,649        12,287
   Building .....................         6,265          4,132         2,133
Insurance .......................       135,021         31,416       103,605
Travel and entertainment ........        40,299         26,568        13,731
Depreciation and amortization ...       103,552         55,788        47,764
Automobile expense ..............        17,002         10,094         6,908
Marketing .......................       227,165         55,215       171,950
Rent ............................        99,858         29,990        69,868
Utilities .......................         7,015          4,973         2,042
Communications ..................        46,065         24,505        21,560
Outside services ................       134,234          3,185       131,049
Legal and accounting ............        71,130         66,973         4,157
Bad debts .......................        94,463         68,006        26,457
Office supplies and postage .....       105,389         57,109        48,280
Convention / trade shows ........          (126)          --            (126)
Miscellaneous ...................        71,019         82,419       (11,400)
                                    -----------    -----------   -----------

                                    $ 2,585,866    $ 1,543,068   $ 1,042,798
                                    ===========    ===========   ===========


                      SCHEDULES OF OTHER INCOME AND EXPENSE

                        YEARS ENDED MAY 31, 1996 AND 1995

                                                             Increase
                                        1996       1995     (Decrease)
                                      --------   --------   --------

OTHER INCOME
   Administrative fees ............   $ 90,000   $ 90,000   $   --
   Miscellaneous ..................     83,042     70,557     12,485
                                      --------   --------   --------

                                       173,042    160,557     12,485
                                      --------   --------   --------


OTHER EXPENSE

   Miscellaneous taxes ............     60,001     24,684     35,317
   Loss on disposal of fixed assets      1,886      7,210     (5,324)
                                      --------   --------   --------

                                        61,887     31,894     29,993
                                      --------   --------   --------

OTHER INCOME - NET ................   $111,155   $128,663   $(17,508)
                                      ========   ========   ========

                          BLUMBERG COMMUNICATIONS INC.
                                 AND SUBSIDIARY

                                  BALANCE SHEET
                                   (unaudited)

                                                  November 30,
                                                      1996
                                                  ------------

ASSETS
------
Current assets:
Cash ..........................................   $    222,740
Trade accounts receivable, net ................      7,685,938
Inventory .....................................      4,897,790
Prepaid expenses and other current assets .....        982,351
                                                  ------------
          Total Current Assets ................     13,788,819
Property and equipment, net ...................      2,481,374
Other assets ..................................        109,124
                                                  ------------
          TOTAL ASSETS ........................   $ 16,379,317
                                                  ============

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Current liabilities:
Current portion of long-term debt .............   $    712,362
Trade accounts payable ........................      1,693,415
Accrued expenses and other current liabilities       2,136,474
Notes Payable .................................      2,280,894
                                                  ------------
          Total Current Liabilities ...........      6,823,145
Long-term debt ................................      1,492,690
                                                  ------------
          TOTAL LIABILITIES ...................      8,315,835
Stockholders' equity:
Common stock ..................................            902
Retained earnings .............................      8,271,468
Less employee stock ownership plan indebtedness       (208,888)
                                                  ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ....   $ 16,379,317
                                                  ============

See accompanying note to the unaudited financial statements.

                          BLUMBERG COMMUNICATIONS INC.
                                 AND SUBSIDIARY

                            STATEMENTS OF OPERATIONS
                            for the Six Months Ended
                                   (unaudited)

                                                           November 30,
                                                    -------------------------
                                                        1995         1996
                                                    -----------   -----------
Revenue .........................................   $21,611,291   $26,267,538
Cost of revenue .................................    13,565,528    16,638,781
                                                    -----------   -----------
Gross profit ....................................     8,045,763     9,628,757
Operating expenses:
     Selling, general and administrative expenses     6,956,901     7,954,513
     Depreciation and amortization expense ......       332,257       431,006
                                                    -----------   -----------
Total operating expenses ........................     7,289,158     8,385,519
                                                    -----------   -----------
Operating income ................................       756,605     1,243,238

Other expense, net ..............................        84,733       201,417
                                                    -----------   -----------
Income before taxes .............................       671,872     1,041,821
Income tax expense ..............................       266,061       416,728
                                                    -----------   -----------
     Net income .................................   $   405,811   $   625,093
                                                    ===========   ===========

See accompanying note to the unaudited financial statements.

                          BLUMBERG COMMUNICATIONS INC.
                                 AND SUBSIDIARY

                            STATEMENTS OF CASH FLOWS
                            for the Six Months Ended
                                   (unaudited)

                                                                                November 30,
                                                                         ===========--------=======
                                                                            1995           1996
                                                                         ===========    ===========

Cash flows from operating activities:
     Net income ......................................................   $   405,811    $   625,093
     Adjustments to reconcile net income to net cash used in operating activities:
       Depreciation and amortization expense .........................       332,257        431,006
Change in assets and liabilities:
     (Increase) in accounts receivable ...............................      (249,168)      (218,149)
     (Increase) in inventory .........................................      (592,561)      (530,676)
     (Increase) in prepaid expenses and other assets .................      (109,106)      (323,739)
     (Increase) in accounts payable ..................................        10,702         64,875
     Decrease (increase) in accrued expenses and other liabilities ...        28,279        (56,625)
                                                                         -----------    -----------
     Net cash used in operating activities ...........................      (173,786)        (8,215)

Cash flow used in provided by investing activities:
     Purchase of property and equipment ..............................      (575,194)      (401,503)

Cash Flow (used in) provided by financing activities:
     Proceeds from bank debt .........................................     1,107,668        379,894
     Principal payments under loan obligations .......................      (145,849)       (98,517)
     Treasury stock acquired .........................................           (87)      (118,145)
                                                                         -----------    -----------
     Net cash provided by financing activities .......................       961,732        163,232
                                                                         -----------    -----------
Net increase (decrease) in cash ......................................       212,752       (246,486)
Cash, beginning of period ............................................        89,849        469,226
                                                                         -----------    -----------
Cash, end of period ..................................................   $   302,601    $   222,740
                                                                         ===========    ===========

See accompanying note to the unaudited financial statements.

                          BLUMBERG COMMUNICATIONS INC.
                                 AND SUBSIDIARY

                     NOTE TO UNAUDITED FINANCIAL STATEMENTS

1.   INTERIM FINANCIAL INFORMATION

     The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles from interim financial information and should be read in conjunction with Blumberg Communications and Subsidiary's audited financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. Such adjustments are of a normal recurring nature. Operating results for the six months ended November 30, 1995 and 1996 are not necessarily indicative of the results that may be expected for any other period or for a full fiscal year.

                         Report of Independent Auditors

The Shareholders of D & D Enterprises, Inc.
D/B/A  Show Solutions

We have audited the balance sheet of D & D Enterprises, Inc. (D/B/A Show Solutions) as of December 31, 1996, and the related statements of income, shareholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of D & D Enterprises, Inc. (D/B/A Show Solutions) at December 31, 1996, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

                                                           /s/ Ernst & Young LLP

Atlanta, Georgia
July 18, 1997

                            D & D Enterprises, Inc.
                             (D/B/A Show Solutions)

                                 Balance Sheet

                               December 31, 1996

Assets
Current assets:

   Cash                                                      $  150,633
   Investments                                                  395,000
   Accounts receivable, less allowance for doubtful
     accounts of $6,117                                       1,314,646
   Inventory                                                      8,380
   Prepaid expenses                                              84,862
                                                             ----------
Total current assets                                          1,953,521

Property and equipment, net                                   1,643,275
Deposits                                                          3,935
                                                             ----------
Total assets                                                 $3,600,731
                                                             ==========

Liabilities and shareholders' equity
Current liabilities:
   Accrued expenses                                          $  192,240
   Deposits on contracts                                         21,330
   Notes payable                                                694,010
   Current portion of capital lease obligation                   11,788
                                                             ----------
Total current liabilities                                       919,368

Capital lease obligation, less current portion                   53,259

Shareholders' equity:

   Common stock, $0.01 par value, authorized 10,000
     shares; 2,500 issued and outstanding                            25
   Additional paid-in capital                                   199,995
   Retained earnings                                          2,428,084
                                                             ----------
Total shareholders' equity                                    2,628,104
                                                             ----------
Total liabilities and shareholders' equity                   $3,600,731
                                                             ==========


See accompanying notes to financial statements.

                            D & D Enterprises, Inc.
                             (D/B/A Show Solutions)

                              Statement of Income

                      For the year ended December 31, 1996

Total revenue                                          $ 8,725,046
Cost of revenue                                          3,645,806
                                                       -----------
Gross profit                                             5,079,240

Selling, general and administrative expenses             2,056,165
Depreciation and amortization expense                      632,965
                                                         ---------
Operating income                                         2,390,110

Other income (expense):
   Interest income                                          60,885
   Interest expense                                        (80,261)
   Other income, net                                         1,534
Net income                                             $ 2,372,268
                                                       ===========

Supplemental unaudited pro forma information:
   Net income, as above                                $ 2,372,268
   Pro forma provision for income tax expense              901,400
                                                       -----------
Pro forma net income                                   $ 1,470,868
                                                       ===========


See accompanying notes to financial statements.

                            D & D Enterprises, Inc.
                             (D/B/A Show Solutions)

                       Statement of Shareholders' Equity

                      For the year ended December 31, 1996

                                                      Additional
                                         Common        Paid-in-         Retained
                                          Stock         Capital         Earnings         Total
                                     ---------------------------------------------------------------
Balance, January 1, 1996                    $25         $199,995       $ 2,104,942    $ 2,304,962
   Net income                                 -                -         2,372,268      2,372,268
   Distribution to shareholders               -                -        (2,049,126)    (2,049,126)
                                     ---------------------------------------------------------------
Balance, December 31, 1996                  $25         $199,995       $ 2,428,084    $ 2,628,104
                                     ===============================================================


See accompanying notes to financial statements.

                            D & D Enterprises, Inc.
                             (D/B/A Show Solutions)

                            Statement of Cash Flows

                      For the year ended December 31, 1996

Cash flows from operating activities

Net income                                               $ 2,372,268
Adjustments to reconcile net income to net
   cash provided by operating activities:
     Depreciation and amortization                           632,965
     Changes in current assets and liabilities:
       Accounts receivable                                  (434,955)
       Prepaid expenses                                       (3,318)
       Inventory                                                 776
       Accounts payable                                       (1,101)
       Accrued expenses                                       17,319
       Deposits on contracts                                (163,536)
                                                         -----------
Net cash provided by operating activities                  2,420,418

Cash flows from investing activities
Purchases of investments                                    (395,000)
Purchases of property and equipment                         (506,529)
                                                         -----------
Net cash used in investing activities                       (901,529)

Cash flows from financing activities
Proceeds from notes payable                                  503,151
Principal payments on notes payable                         (325,222)
Payment of note due to shareholder                           (73,603)
Principal payments on capital leases                         (12,649)
Distribution to shareholders                              (2,049,126)
                                                         -----------
Net cash used in financing activities                     (1,957,449)

Net decrease in cash                                        (438,560)
Cash at beginning of year                                    589,193
                                                         -----------
Cash at end of year                                      $   150,633
                                                         ===========


See accompanying notes to financial statements.

                            D & D Enterprises, Inc.
                             (D/B/A Show Solutions)

                         Notes to Financial Statements

                          Year ended December 31, 1996

1. Description of Business

D & D Enterprises, Inc. ("Show Solutions" or the "Company") was organized in 1992 to provide audio-visual equipment rentals and staging services within the United States. Show Solutions enters into short-term rentals of equipment on a daily, weekly and monthly basis. The Company contracts labor and production specialists to perform the services.

2. Summary of Significant Accounting Policies

Revenue Recognition

The duration of contracts to present programs and shows is generally one month or less. The Company recognizes revenue using the percentage-of-completion method, measured pro-rata over the duration of each contract.

Inventory

Inventory consists of video tapes used to execute contracts and are valued at cost on a first-in, first-out basis.

Property and Equipment

Property and equipment are recorded at cost, net of accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of related assets, generally 5 years.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to credit risk consist primarily of cash, investments and accounts receivable. Concentrations of credit risk with respect to accounts receivable are limited due to the large number of entities comprising the Company's customer base. However, as of December 31, 1996, the Company's receivables are unsecured. The Company performs periodic evaluations of its customers' financial condition and generally does not require collateral.

                            D & D Enterprises, Inc.
                             (D/B/A Show Solutions)

                   Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Concentration of Credit Risk

The Company has two customers that account for 55% of the Company's revenue for the year ended December 31, 1996.

Investments consist of highly-rated tax-exempt bonds issued by various government entities in the State of Georgia. The Company regularly monitors the market value and credit rating of these securities. Investments are stated at cost which approximates fair value.

The carrying amounts reported in the balance sheet for cash, accounts receivable, and notes payable approximate their fair values.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Statement of Cash Flows

Interest paid in 1996 totaled $80,261.

Advertising

Advertising costs are expensed as incurred and totaled approximately $14,000 for the year ended December 31, 1996.

                            D & D Enterprises, Inc.
                             (D/B/A Show Solutions)

                   Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies  (continued)

Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of


In March 1995, the FASB issued Statement of Financial Accounting Standards No. 121 ("SFAS No. 121"), Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. SFAS No. 121 also addresses the accounting for long-lived assets that are expected to be disposed of. The Company adopted SFAS No. 121 in 1996; however, the adoption did not have a significant impact on the Company.

3. Property and Equipment

Property and equipment as of December 31, 1996, consists of:

Equipment leased to others                                  $3,223,603
Furniture and fixtures                                          53,847
Leased vehicles                                                 77,696
Data processing equipment                                       34,391
Leasehold improvements                                           7,500
                                                            ----------
                                                             3,397,037
Less accumulated depreciation and amortization               1,753,762
                                                            ----------
                                                            $1,643,275
                                                            ==========

                            D & D Enterprises, Inc.
                             (D/B/A Show Solutions)

                   Notes to Financial Statements (continued)

4. Notes Payable

Notes payable at December 31, 1996 are summarized as follows:

   Note payable to bank due in monthly installments of
      $17,959, including interest at 10.30% through
      September 1998, secured by equipment and personal
      guarantees by shareholders. Paid in May 1997.                $344,588

   Note payable to bank due in monthly installments of
      $15,851, including interest at 8.30% through January
      1999, secured by equipment and personal guarantees by
      shareholders. Paid in May 1997.                               349,422
                                                                   --------
                                                                   $694,010
                                                                   ========

The Company was in default on the notes payable due to the sale of the business in April 1997 as detailed in Note 10. The notes were paid in full on April 30,1997, subsequent to the sale transaction.


5. Capital Lease Obligations

The Company leases vehicles under agreements which are classified as capital leases. The cost and accumulated depreciation of such assets totaled $77,696 and $12,649, respectively, at December 31, 1996.

                            D & D Enterprises, Inc.
                             (D/B/A Show Solutions)

                   Notes to Financial Statements (continued)

5. Capital Lease Obligations (continued)

Future minimum lease payments under capital leases are as follows:

     1997                                                         $ 19,713
     1998                                                           19,713
     1999                                                           19,713
     2000                                                           16,694
     2001 and Thereafter                                            13,813
                                                                  --------
                                                                    89,645

     Less amount representing interest                              24,598

                                                                  --------
     Present value of net minimum capital lease payments            65,047
     Less current portion of capital lease obligation               11,788
                                                                  --------
     Long-term portion                                            $ 53,259
                                                                  ========

6. Operating Lease

The Company occupies facilities under a noncancelable operating lease agreement expiring in December, 1999. Future minimum lease payments under the lease at December 31, 1996 are as follows:

     1997                                                         $ 70,296
     1998                                                           73,104
     1999                                                           76,032
                                                                  --------
                                                                  $219,432
                                                                  ========

Rental expense for the year ended December 31, 1996 was $67,592.

7. Profit Sharing Plan


The Company has a profit sharing plan covering all employees. Contributions to the Plan are at the discretion of Company management and can range from -0- to 15% of employees' annual compensation. The total contribution for the year ended December 31, 1996 was $147,752.

                            D & D Enterprises, Inc.
                             (D/B/A Show Solutions)

                   Notes to Financial Statements (continued)

8. Related Party Transactions

At December 31, 1995 the Company had a balance of $73,603 due to a shareholder related to a note payable dated December 31, 1994 of $134,057. The final payment was made in December 1996. Interest payments related to the note totaled approximately $4,700 in 1996.

In August 1994 the shareholders of the Company entered into an asset management contract with a third party whereby the shareholders agreed to operate and manage the assets of the third party. These assets include rental equipment, similar to Show Solutions assets. Pursuant to this agreement the shareholders received 30 % of the rental income plus 50% of the remaining income ("gross sales") up to $67,625 after which these payments were made to Show Solutions. In December 1996, when gross sales of this business totaled $180,000 the shareholders exercised an option to purchase the managed assets for one dollar. These assets, which did not have a significant market value, were contributed to Show Solutions by the shareholders.

9. Federal Income Taxes

Pursuant to applicable provisions of the Internal Revenue Code, the Company has received permission to be treated as an "S Corporation" for income tax purposes. Under such provisions, the Company is not responsible for the federal income tax liability attributable to its taxable income. The Company's taxable income will be reported on its shareholders' individual income tax returns and the related liability, if any, will be the responsibility of the shareholder.

The pro forma provision for income taxes represents a provision for income taxes as if the Company had operated as a subchapter C Corporation. The difference between pro forma income taxes shown on the statement of income and income taxes computed by applying the statutory federal income tax rate of 34% is due to state income taxes.

                            D & D Enterprises, Inc.
                             (D/B/A Show Solutions)

                   Notes to Financial Statements (continued)

10. Subsequent Event

On April 30, 1997, the shareholders signed an agreement to sell certain assets and liabilities of the Company to Caribiner International, Inc. ("Caribiner") for total consideration of approximately $13 million, paid partially in cash and partially in Caribiner stock. The accompanying financial statements do not include any adjustments as a result of this transaction.

                              D&D ENTERPRISES, INC.
                             (D/B/A SHOW SOLUTIONS)

                                  BALANCE SHEET
                                   (unaudited)

                                                                     March 31,
                                                                       1997

ASSETS
Current assets:
Cash and cash equivalents .......................................   $  712,762
Trade accounts receivable, net ..................................    1,100,999
Prepaid expenses and other current assets .......................       83,439
                                                                    ----------
          Total Current Assets ..................................    1,897,200
Property and equipment, net .....................................    1,499,799
Other assets ....................................................      400,437
                                                                    ==========
          TOTAL ASSETS ..........................................   $3,797,436
                                                                    ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt ...............................   $  648,484
Trade accounts payable ..........................................      234,515
Accrued expenses and other current liabilities ..................      498,614
Deferred income .................................................       53,943
                                                                    ----------
          Total Current Liabilities .............................    1,435,556
Long-term portion of capital lease obligations ..................       49,442
                                                                    ----------
          TOTAL LIABILITIES .....................................    1,484,998

Stockholders' equity:
Common stock
          $0.01 par value; authorized 10,000 shares; 2,500 shares
          issued and outstanding ................................           25
Additional paid-in capital ......................................      199,995
Retained earnings ...............................................    2,112,418
                                                                    ----------
TOTAL STOCKHOLDERS' EQUITY ......................................    2,312,438
                                                                    ----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ......................   $3,797,436
                                                                    ==========

See accompanying note to the unaudited financial statements.

                              D&D ENTERPRISES, INC.
                             (D/B/A SHOW SOLUTIONS)

                            STATEMENTS OF OPERATIONS
                           for the Three Months Ended
                                   (unaudited)

                                                            March 31,
                                                    --------------------------
                                                        1996           1997
                                                    -----------    -----------

Revenue .........................................   $ 2,968,139    $ 2,643,282
Cost of revenue .................................     1,344,013      1,305,571
                                                    -----------    -----------
Gross profit ....................................     1,624,126      1,337,711

Operating expenses:
     Selling, general and administrative expenses       531,380        477,040
     Depreciation expense .......................       146,663        160,220
                                                    -----------    -----------
Total operating expenses ........................       678,043        637,260
                                                    -----------    -----------
Operating income ................................       946,083        700,451

Interest (expense) income, net ..................        (1,641)            88
                                                    -----------    -----------
Income before taxes .............................       944,442        700,539
Income tax expense ..............................       358,889        266,205
                                                    -----------    -----------
     Net income .................................   $   585,553    $   434,334
                                                    ===========    ===========

See accompanying note to the unaudited financial statements.

                              D&D ENTERPRISES, INC.
                             (D/B/A/ SHOW SOLUTIONS)

                            STATEMENTS OF CASH FLOWS
                           for the Three Months Ended
                                   (unaudited)

                                                                                      March 31,
                                                                             --------------------------
                                                                                1996           1997
                                                                             -----------    -----------

Cash flows from operating activities:
     Net income ..........................................................   $   585,553    $   434,334
     Adjustments to reconcile net income to net cash provided by operating activities:
       Depreciation expense ..............................................       146,663        160,220
Change in assets and liabilities:
     Increase (decrease) in accounts receivable ..........................      (622,427)       213,647
     Decrease in prepaid expenses and other assets .......................        17,592          9,803
     Increase in accounts payable ........................................       379,290        234,515
     (Decrease) increase in deferred income ..............................       (93,694)        32,613
     Increase in accrued expenses and other liabilities ..................       454,070        290,448
                                                                             -----------    -----------
     Net cash provided by operating activities ...........................       867,047      1,375,580

Cash flow used in investing activities:
     Purchase of property and equipment ..................................       (97,593)        (2,320)

Cash Flow (used in) provided by financing activities:
     Payment of dividends ................................................      (362,500)      (750,000)
     Proceeds from long-term debt ........................................       503,151           --
     Repayments of long-term debt ........................................       (73,811)       (61,131)
                                                                             -----------    -----------
     Net cash provided by (used in) financing activities .................        66,840       (811,131)
                                                                             -----------    -----------
Net increase in cash .....................................................       836,294        562,129
Cash, beginning of period ................................................       589,193        150,633
                                                                             -----------    -----------
Cash, end of period ......................................................   $ 1,425,487    $   712,762
                                                                             ===========    ===========

See accompanying note to the unaudited financial statements.

                              D&D ENTERPRISES, INC.
                             (D/B/A/ SHOW SOLUTIONS)

                     NOTE TO UNAUDITED FINANCIAL STATEMENTS

1.   INTERIM FINANCIAL INFORMATION

     The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles from interim financial information and should be read in conjunction with D&D Enterprises, Inc.'s (D/B/A Show Solutions) audited financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. Such adjustments are of a normal recurring nature. Operating results for the three months ended March 31, 1996 and 1997 are not necessarily indicative of the results that may be expected for any other period or for a full fiscal year.

                         WCT LIVE COMMUNICATION LIMITED
                    STATEMENT OF DIRECTORS' RESPONSIBILITIES


Company Law requires the Directors to prepare Financial Statements for each financial year which give a true and fair view of the state of affairs of the Company and Group and of the profit or loss of the Company and Group for that period. In preparing those Financial Statements, the Directors are required to:

1.      Select suitable accounting policies and then apply them consistently.

2.      Make judgements and estimates that are reasonable and prudent.

3. Prepare the Financial Statements on the going concern basis unless it is inappropriate to presume that the Company will continue in business.

The Directors are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of the Company and Group and to enable them to ensure that the Financial Statements comply with the Companies Act 1985. They are also responsible for safeguarding the assets of the Company and Group and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

                     AUDITORS' REPORT TO THE SHAREHOLDERS OF
                         WCT LIVE COMMUNICATION LIMITED

We have audited the Financial Statements on pages 5 to 18 which have been prepared under the historical cost convention and the accounting policies set out on pages 10 and 11.

Respective Responsibilities of Directors and Auditors

As described on page 3, the Company's Directors are responsible for the preparation of Financial Statements. It is our responsibility to form an independent opinion, based on our audit, on those statements and to report our opinion to you.

Basis of Opinion

We conducted our audit in accordance with Auditing Standards issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the Financial Statements. It also includes an assessment of the significant estimates and judgements made by the Directors in the preparation of the Financial Statements, and of whether the accounting policies are appropriate to the Company's circumstances, consistently applied and adequately disclosed.

We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the Financial Statements are free from material mis-statement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the Financial Statements.

Opinion

In our opinion the Financial Statements give a true and fair view of the state of affairs of the Company and Group as at 31 May 1997 and of the loss for the year then ended and have been properly prepared in accordance with the Companies Act 1985.




Mary Street House                                       /s/ Albert Goodman
Mary Street
Taunton                                                 Chartered Accountants
                                                        and Registered Auditors.

                         WCT LIVE COMMUNICATION LIMITED
                      CONSOLIDATED PROFIT AND LOSS ACCOUNT
                         FOR THE YEAR ENDED 31 MAY 1997


                                                    Note          1997            1996
                                                    ----          ----            ----
                                                               (pound)         (pound)

Turnover                                              2       14113303        14040735

Cost of Sales                                                 (9244468)      (10037645)
                                                             ---------        --------
Gross Profit                                                   4868835         4003090

Administrative Expenses                                       (4948868)       (3871925)

Other Operating Income                                            -              27300
                                                             ---------        --------
Operating (Loss)/Profit                                         (80033)         158465

Interest Receivable                                   5          94641          100726

(Loss)/Profit on Disposal of Investments                           (20)          17980

Interest Payable and Similar Charges                  6            -             (4982)
                                                             ---------        --------
Profit on Ordinary Activities Before Taxation         7          14588          272189

Tax on Profit on Ordinary Activities                  8         (36880)         (95576)
                                                             ---------        --------
(Loss)/Profit on Ordinary Activities After
  Taxation                                                      (22292)         176613

Minority Interests                                   16           -              35609
                                                             ---------        --------
Profit Attributable to Members of the
Parent Undertaking                                   15         (22292)         212222
                                                             =========        ========


Divided:

Parent Undertaking                                              (19391)         177258
Subsidiary Undertakings                                          (2901)          34964
                                                             ---------        --------
                                                                (22292)         212222
                                                             =========        ========


There are no other recognised gains or losses other than the profit for the year.

There are no acquisitions or discontinued operations in either the current or preceding year. The trade of one wholly owned subsidiary was taken over by WCT Live Communication on 1 June 1997. This reorganisation did not result in any discontinued or acquired operations..

                         WCT LIVE COMMUNICATION LIMITED
                           CONSOLIDATED BALANCE SHEET
                                AS AT 31 MAY 1997


                                                   Note                              1997                                1996
                                                   ----                              ----                                ----
                                                                                  (pound)                             (pound)

Fixed Assets
Tangible Assets                                      9                             207361                              249400

Current Assets
Debtors                                              12          1228053                            1820340
Cash at Bank and in Hand                                         3001645                            1493528
                                                               ---------                          ---------
                                                                 4229698                            3313868

Creditors
Amounts Falling Due Within One Year                  13         (3926960)                          (3030877)
                                                               ---------                          ---------
Net Current Assets                                                                 302738                              282991
                                                                                 --------                            --------
Total Assets Less Current Liabilities                                              510099                              532391
                                                                                 ========                            ========


Capital and Reserves
Called Up Share Capital                              14                            100000                              100000
Profit and Loss Account                              15                            410099                              432391
                                                                                 --------                            --------
Shareholders' Funds                                  15                            510099                              532391
                                                                                 ========                            ========


These Financial Statements were approved by the Board of Directors on

 ..........................................



 ..........................................
                                                    Directors

 ..........................................




 ..........................................

                         WCT LIVE COMMUNICATION LIMITED
                              COMPANY BALANCE SHEET
                                AS AT 31 MAY 1997


                                                   Note                              1997                                1996
                                                   ----                              ----                                ----
                                                                                  (pound)                             (pound)
Fixed Assets
Tangible Assets                                      10                            187292                              217605
Investments                                          11                               -                                   -
                                                                                 --------                            --------
                                                                                   187292                              217605

Current Assets
Debtors                                             12           1122117                            1207909
Cash at Bank and in Hand                                         2271740                            1341498
                                                               ---------                          ---------
                                                                 3393857                            2549407
Creditors
Amounts Falling Due Within One Year                 13          (3071071)                          (2237543)
                                                               ---------                          ---------
Net Current Assets                                                                 322786                              311864
                                                                                 --------                            --------
Total Assets Less Current Liabilities                                              510078                              529469
                                                                                 ========                            ========

Capital and Reserves
Called Up Share Capital                              14                            100000                              100000
Profit and Loss Account                              15                            410078                              429469
                                                                                 --------                            --------
Shareholders' Funds                                  15                            510078                              529469
                                                                                 ========                            ========


The Company loss for the year after tax but before dividends is (pound)19391.

The Financial Statements were approved by the Board of Directors on

 ...........................................


                                    Directors

 ............................................

                         WCT LIVE COMMUNICATION LIMITED
                        CONSOLIDATED CASH FLOW STATEMENT
                         FOR THE YEAR ENDED 31 MAY 1997



                                                   Notes                             1997                                1996
                                                   -----                             ----                                ----
                                                                                  (pound)                             (pound)
Net Cash Inflow/(Outflow) from
 Operating Activities                                A                            1561450                             (453219)

Returns on Investments and
 Servicing of Finance
Interest Received                                                  90196                             100726
Interest Paid                                                        -                               (4982)
                                                                 -------                            -------
Net Cash Inflow from Returns on
 Investments and Servicing of Finance                                               90196                               95744

Taxation
Corporation Tax Paid                                                               (87499)                             (91828)

Investing Activities
Receipts from Disposal of Tangible Fixed
 Assets                                                             1000                              14000
Net Cash Movement on Disposal of
 Subsidiary Undertakings                                                              -              (80862)
Payments to Acquire Tangible Fixed
Assets                                                            (57030)                           (254690)
                                                                 -------                            -------
Net Cash Outflow from Investing
 Activities                                                                        (56030)                            (321552)
                                                                                ---------                           ---------
Net Cash Inflow/(Outflow) Before Financing                                        1508117                             (770855)

Financing                                            B                                -                                   -
                                                                                ---------                           ---------
Increase/(Decrease) in Cash                          C                            1508117                             (770855)
                                                                                =========                           =========


                         WCT LIVE COMMUNICATION LIMITED
                  NOTES TO THE CONSOLIDATED CASH FLOW STATEMENT
                         FOR THE YEAR ENDED 31 MAY 1997



A        Reconciliation of Operating Profit to Net Cash Inflow/
         ------------------------------------------------------                   1997               1995
         (Outflow) from Operating Activities                                      Group             Group
         -----------------------------------                                      -----             -----
                                                                                 (pound)           (pound)
         Operating (Loss)/Profit                                                 (80033)           158465
         Depreciation                                                             98114            110161
         Decrease in Debtors                                                     599705            183935
         Increase/(Decrease) in Creditors                                        943709           (911320)
         (Profit)/Loss on Disposal of Fixed Assets                                  (45)             5540
                                                                              ---------         ---------
         Net Cash Inflow/(Outflow) from Operating Activities                    1561450           (453219)
                                                                              ---------         ---------




B        Analysis of Changes in Financing During the Year                         1997             1996
         ------------------------------------------------                        Share             Share
                                                                               Capital           Capital
                                                                               --------          --------
                                                                               (pound)            (pound)

         Financing as at 31 May 1997 and 1 June 1996                             100000            100000
                                                                                 ------            ------



C        Analysis of the Changes in Net Debt During the Year                       1997             1996
         ---------------------------------------------------                      Group             Group
                                                                               --------          --------
                                                                                 (pound)           (pound)

         Balance at 1 June 1996                                                 1493528           2264383
         Net Cash Flow                                                          1508117           (770855)
                                                                              ---------         ---------
         Balance at 31 May 1997                                                 3001645           1493528
                                                                              ---------         ---------


D        Analysis of Net Debt                                                                      Change
                                                                 1997               1996           in Year

                                                                 Group             Group             Group
                                                             ---------         ---------         ---------
                                                                (pound)            (pound)          (pound)

         Bank Deposit Account                                  2872612            949309           1923303
         Bank Current Account                                   109743            521549           (411806)
         Foreign Currency Accounts                               19290             22670             (3380)
                                                             ---------         ---------         ---------
                                                               3001645           1493528           1508117
                                                             ---------         ---------         ---------


         There were no amounts relating to loans or current asset investment requiring inclusion in the figures for net debt.

                         WCT LIVE COMMUNICATION LIMITED
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                         FOR THE YEAR ENDED 31 MAY 1997


1        Accounting Policies

         The Financial Statements have been prepared under the historical cost convention. The following accounting policies have been consistently applied in relation to items which are considered material to the Group's Financial Statements. The Financial Statements comply with applicable Accounting and Financial Reporting Standards.

         Associated Undertakings

         Associated undertakings are included using the equity method of accounting in accordance with Financial Reporting Standard 2. Associated companies with a net deficit of shareholders funds are not included in the group results, the group having no legal obligation to guarantee their share of such shortfalls.

         In the event of a part disposal of a holding in a subsidiary undertaking resulting in an equity investment in an associated undertaking, if the subsidiary undertaking in question has a deficit of net assets then the resultant group share of the deficit of net assets of the associate is written off in accordance with the above policy.

         Consolidation

         The consolidated Financial Statements have been prepared on the acquisition basis and include the results of WCT Live Communication Limited and its subsidiary undertakings, made up to 31 May 1997. No significant changes in accounting policies have been necessary to achieve consistent accounting policies throughout the group. The results of the group companies have been consolidated using a time proportioned basis on the results for the year to 31 May 1997. Goodwill occurring on acquisition of subsidiaries is fully written off in the year of acquisition.

         A separate Profit and Loss Account with the results of the Company only has not been presented, the Company relying on the exemption conferred by s230 (4), Companies Act 1985.

         Deferred Taxation

         The charge for taxation is based on the profit for the year and takes into account taxation deferred because of timing differences between the treatment of certain items for taxation and accounting purposes. No provision is made for deferred taxation if there is reasonable evidence that such deferred taxation will not be payable in the foreseeable future.


         Depreciation

         Depreciation is calculated to write down the cost of assets over their expected useful lives by reference to the following rates:

         Office Furniture         100% on straight line basis
         Motor Vehicles            25% on written down value up to a maximum
                                       of(pound)3000 p.a.
         Office Equipment          25% on straight line basis

         Foreign Currency Translation

         Foreign currency transactions are translated at the rate ruling on the date the transaction is made. Exchange differences on subsequent settlement of transactions are reflected in the operating results at the date payment is made. Balances denominated in foreign currency at the Balance Sheet date are translated at the rate ruling at the Balance Sheet date.

         Operating Leases

         Payments made in respect of operating leases are charged to the Profit and Loss Account in the period to which they relate.

                         WCT LIVE COMMUNICATION LIMITED
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                         FOR THE YEAR ENDED 31 MAY 1997


1        Accounting Policies (Continued)

         Pensions

         During the year the defined contribution pension scheme of the Company was wound up and replaced by a Group personal pension scheme. The premiums due are charged to the profit and loss account over the period to which they relate. The scheme contains 27 eligible employees. The Accounts include an accrual of (pound)15731 in relation to contributions due to the scheme that have not yet been collected.

         The Company also makes contributions to pension schemes of certain employees on an individual basis. The payments are charged to the profit and loss account as they are incurred.

         Profit Recognition

         Profit is taken on the completion of all conferences/events. Income received and expenditure incurred in respect of conferences not executed at the year end are treated as receipts in advance and payments on account respectively.


2        Turnover

         Turnover is the total amount, excluding VAT, receivable by the Company/Group for services provided and expenses recharged.

         Where expenses are paid directly by the customer the turnover is included at the amount receivable for services provided plus expenses paid by the customer.

         The whole of the Company's/Group's turnover and pre-tax profit relates exclusively to its principal activities carried on from its premises in London. The Services are provided worldwide.

3        Staff Numbers and Costs
         (Including Directors)                           1997              1996
         ---------------------                           ----              ----
                                                      (pound)           (pound)

         Gross Pay and Employers NIC                  3127412           2289996
         Pension Contributions                         540272             15662
                                                    ---------         ---------
                                                      3667684           2305658
                                                    ---------         ---------

                                                       Number            Number
                                                       ------            ------
         Conference Organisation/Production
           - Ongoing                                       67                60
         Conference Organisation/Production
           - Subsidiaries Ceasing 31.05.96                  -                23
                                                         ----              ----
                                                           67                83
                                                         ----              ----

                         WCT LIVE COMMUNICATION LIMITED
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                         FOR THE YEAR ENDED 31 MAY 1997


4        Directors' Emoluments                                               1997              1996
         ---------------------                                               ----              ----
                                                                          (pound)           (pound)
         Paid by Group to Directors of Parent Undertaking:

         Services as Directors                                            1437679            441585

         Ex Gratia Payment                                                  30000               -
         Directors other Emoluments                                           -              411121
         Pension Contributions                                             516765             10637
                                                                        ---------         ---------
                                                                          1984444            863343
                                                                        ---------         ---------
         Chairman's Remuneration (and Highest
           Paid Director)                                                  973200            546195
                                                                        ---------         ---------



         The number of other Directors whose
emoluments, excluding pension
      contributions, were within the ranges:

                                                                             1997              1996
                                                                           Number            Number
                                                                           ------            ------
   (pound)5000 -(pound)10000                                                    1                -
   (pound)10000 -(pound)15000                                                   1                -
   (pound)40001 -(pound)45000                                                  -                  1
   (pound)45001 -(pound)50000                                                   2                 1
   (pound)50001 -(pound)55000                                                   1                 1
   (pound)55001 -(pound)60000                                                  -                  1
   (pound)75001 -(pound)80000                                                   1                -
   (pound)80001 -(pound)85000                                                   1                -
   (pound)105001 -(pound)110000                                                -                  1
   (pound)165001 -(pound)170000                                                 1                -



5        Interest Receivable                                                 1997              1996
         -------------------                                                 ----              ----
                                                                          (pound)           (pound)

         Bank Deposit Interest                                              94641            100726
                                                                         --------          --------



6        Interest Payable and Similar Charges                                1997              1996
         ------------------------------------                                ----              ----
                                                                          (pound)           (pound)

         On Amounts Wholly Repayable
         Within 5 Years:
         Bank Overdraft Interest                                              -                2226
         Royalties                                                            -                2756
                                                                           ------            ------
                                                                              -                4982
                                                                           ------            ------

                         WCT LIVE COMMUNICATION LIMITED
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                         FOR THE YEAR ENDED 31 MAY 1997



7        Profit on Ordinary Activities Before Taxation                                                1997          1996
         ---------------------------------------------                                                ----          ----
                                                                                                    (pound)        (pound)
         After Charging or (Crediting):
         Depreciation of Tangible Assets                                                              98114        110161
         Auditors' Remuneration - For Audit Services                                                  15100         14450
                                - Other Services                                                      40876         15965
         Foreign Exchange Gain                                                                        (5908)           -
         (Profit)/Loss on Sale of Tangible Assets                                                       (45)         5540
         Operating Lease Payments - Property                                                         198003        208161
                                                                                                   --------      --------


8        Tax on Profit on Ordinary Activities                                                          1997         1996
         ------------------------------------                                                          ----         ----
                                                                                                    (pound)       (pound)

         Corporation Tax on Profit for the Year @ 33% (1996 33.5%)                                    41577        92197
         (Over)/Underprovision in Previous Year                                                       (4697)       3379
                                                                                                    -------     -------
                                                                                                      36880       95576
                                                                                                    -------     -------


9        Tangible Assets - Group                                                      Office
         -----------------------                                                    Equipment       Vehicles       Total
                                                                                    ---------       --------       -----
                                                                                     (pound)        (pound)      (pound)

         Cost
         At 1 June 1996                                                               335144         112405      447549
         Additions                                                                     57030            -         57030
         Disposals                                                                       -           (12725)     (12725)
                                                                                    --------       --------    --------
         At 31 May 1997                                                               392174          99680      491854
                                                                                    --------       --------    --------
         Depreciation
         At 1 June 1996                                                               175948          22201      198149
         Charge for Year                                                               82845          15269       98114
         Disposals                                                                       -           (11770)     (11770)
                                                                                    --------       --------    --------

         At 31 May 1997                                                               258793          25700      284493
                                                                                    --------       --------    --------
         Net Book Value
         At 31 May 1997                                                               133381          73980      207361
                                                                                    ========       ========    ========

         At 1 June 1996                                                               159196          90204      249400
                                                                                    --------       --------    --------

                         WCT LIVE COMMUNICATION LIMITED
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                         FOR THE YEAR ENDED 31 MAY 1997


10       Tangible Assets - Company        Office
         -------------------------      Equipment       Vehicles        Total
                                        ---------       --------        -----
                                         (pound)        (pound)        (pound)

         Cost
         At 1 June 1996                   284487         112405         396892
         Additions                         55779            -            55779
         Disposals                           -           (12725)        (12725)
                                        --------       --------       --------
         At 31 May 1997                   340266          99680         439946
                                        --------       --------       --------

         Depreciation
         At 1 June 1996                   157086          22201         179287
         Charge for Year                   69868          15269          85137
         Disposals                           -           (11770)        (11770)
                                        --------       --------       --------
         At 31 May 1997                   226954          25700         252654
                                        --------       --------       --------

         Net Book Value
         At 31 May 1997                   113312          73980         187292
                                        ========       ========       ========

         At 1 June 1996                   127401          90204         217605
                                        --------       --------       --------


11       Investments                                           1997                                      1996
         -----------                                           ----                                      ----
                                                         Group                Company               Group             Company
                                                         -----                -------               -----             -------

                                                       (pound)                (pound)              (pound)            (pound)
         Shares Held in Group Undertakings
         At 1 June 1996                                    -                     -                   -                   -
         Additions at Cost                                 -                     -                   -                   202
         Written Off in year                               -                     -                   -                  (202)
                                                         -----                 -----               -----               -----
         At 31 May 1997                                    -                     -                   -                   -
                                                         -----                 -----               -----               -----

                         WCT LIVE COMMUNICATION LIMITED
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                         FOR THE YEAR ENDED 31 MAY 1997


11       Investments (Continued)


                                                                                            Proportion
                                                      Country of            Class of        of Nominal
                                                    Registration         Shares Held        Value Held
                                                    ------------         -----------        ----------
                                                                                                 %
         Subsidiary Undertakings
         -----------------------
         CCO Conferences Limited                        England           Ordinary               100
          (Conference Organisation Company)

         Event Connections Limited                      England           Ordinary               100
          (Dormant Company)

         WCT Creative Production Limited
          (Dormant Company)                             England           Ordinary               100

         Global Conferences Limited                     England           Ordinary               100
          (Dormant Company)


         The subsidiaries Event Connections Limited and CCO Conferences Limited have been included in the Consolidated Accounts on an acquisition basis. Event Connections Limited was a holding company but is now obsolete and will be struck from the Register of Companies in due course.


         The subsidiaries Global Conferences Limited and WCT Creative Production Limited have been dormant throughout the year. The trade of Global Conferences Limited was transferred to WCT Live Communication Limited on 31 May 1996. The trade of WCT Creative Production ceased on 31 May 1996 and an 'in-house' production department with WCT Live Communication Limited was initiated fulfilling the same role. A result of this and the fact that there were minimal third party sales by WCT Creative Production Limited has resulted in no disclosure relating to discontinued operations. Both companies will be struck off the Register of Companies shortly.

         The share capital and reserves of Global Conferences Limited and WCT Creative Production Limited were as follows:

                                                                                         WCT
                                                                            Global     Creative
                                                                         Conferences   Production
                                                                           Limited      Limited
                                                                           -------      -------
                                                                          (pound)       (pound)

               Share Capital and Reserves at 1 June 1996                  *(10529)       *(1527)

               Results for the Year                                            -              -
                                                                          -------       -------
               Share Capital and Reserves at 31 May 1997                   (10529)        (1527)
                                                                          -------       -------
               * All reserves were post acquisition in both cases.


         The deficit of net assets in both companies relate to inter-company balances with WCT Live Communication Limited. These balances had been written off the individual company accounts of WCT Live Communication Limited at 31 May 1996 and the subsidiaries have not been included in the Consolidated Accounts.

         Tiger Tiger Limited ceased trading on 31 December 1996 and has been dormant since that date and will continue to be so. On cessation of trade the associated company had a deficit of net assets. As no value could be attached to Tiger Tiger Limited the 20% investment in this company consisting of 20 ordinary (pound)1 shares was disposed of on 31 December 1996 for nil consideration.

                         WCT LIVE COMMUNICATION LIMITED
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                         FOR THE YEAR ENDED 31 MAY 1997



12       Debtors                                               1997                                      1996
         -------                                               ----                                      ----
                                                         Group               Company              Group             Company
                                                         -----               -------              -----             -------
                                                        (pound)              (pound)             (pound)            (pound)
         Trade Debtors                                  925312                671391             1011436               552629
         Payments on Account                            161932                158322              315085               308711
         Amounts Owed by Group
          Undertakings                                     -                  153235                 -                  56757
         Amounts Owed by Associated
          Undertaking                                      -                     -                 83918                83918
         Other Debtors                                    6853                  6853              216810                82750
         Prepayments                                    130982                129342              193091               123144
         Taxation                                         2974                  2974                 -                    -
                                                     ---------             ---------           ---------            ---------
                                                       1228053               1122117             1820340              1207909
                                                     ---------             ---------           ---------            ---------


13       Creditors - Amounts Falling Due Within One Year
         -----------------------------------------------
                                                               1997                                        1996
                                                               ----                                        ----
                                                         Group               Company               Group              Company
                                                         -----               -------               -----              -------
                                                        (pound)              (pound)              (pound)             (pound)
         Receipts in Advance                            839368                402460             1367425               881260
         Trade Creditors                               1902328               1811013              954740               816834
         Amounts Owed to Group
          Undertakings                                     -                   10047                 -                   6046
         Amounts Owed to Associated
          Undertaking                                      -                     -                163460               163460
         Taxation and Social Security                   499369                409621              268986               235305
         Other Creditors and Accruals                   641344                437930              184069                42443
         Corporation Tax                                 44551                   -                 92197                92195
                                                     ---------             ---------           ---------            ---------
                                                       3926960               3071071             3030877              2237543
                                                     ---------             ---------           ---------            ---------


14       Called Up Share Capital                                                                    1997                 1996
         -----------------------                                                                    ----                 ----
                                                                                                   (pound)             (pound)

         Authorised
         Ordinary Shares of(pound)1 Each                                                          100000               100000
                                                                                                --------             --------

         Allotted, Called Up and Fully Paid
         Ordinary Shares of(pound)1 Each                                                          100000               100000
                                                                                                --------             --------

                         WCT LIVE COMMUNICATION LIMITED
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                         FOR THE YEAR ENDED 31 MAY 1997


15       Shareholders' Funds - Group                             Called Up           Profit and        Total           Total
         ---------------------------                         Share Capital         Loss Account         1997            1996
                                                             -------------         ------------         ----            ----
                                                                   (pound)               (pound)     (pound)         (pound)
         As at 1 June 1996 as Previously Stated                     100000               446688       546688          308914
         Prior Year Adjustment (Note 18)                               -                 (14297)      (14297)             -
                                                                  --------             --------     --------        --------
         As at 1 June 1996 as Restated                              100000               432391       532391          308914
         Retained Group (Loss)/Profit for Year                         -                 (22292)      (22292)         212222
         Goodwill Written Back                                         -                    -            -             11255
                                                                 --------              --------     --------        --------
         As at 31 May 1997                                         100000                410099       510099          532391
                                                                 --------              --------     --------        --------

         Shareholders' Funds - Company
         -----------------------------
         As at 1 June 1996                                         100000                429469       529469          352211
         Retained (Loss)/Profit for Year                               -                 (19391)      (19391)         177258
                                                                 --------              --------     --------        --------
         As at 31 May 1997                                         100000                410078       510078          529469
                                                                 --------              --------     --------        --------


16       Minority Interests                                                                           Total             Total
         ------------------                                                                            1997              1996
                                                                                                       ----              ----
                                                                                                    (pound)           (pound)

         Balance Sheet
         Minority Share of Net Assets of Subsidiaries:
         Equity Interests                                                                               -                 -
                                                                                                    -------           -------
         Profit and Loss
         Minority Share of Post Taxation Results of Subsidiaries Prior to Disposal:
         Equity Interests                                                                               -               35609
                                                                                                    -------           -------

         All remaining subsidiaries are now wholly owned by WCT Live Communication Limited.

17       Operating Lease Commitments
         ---------------------------

         At 31 May 1997 the Company had annual commitments under non-cancellable operating leases as set out below:-

                                                                 1997                                    1996
                                                                 ----                                    ----
                                                         Group               Company               Group              Company
                                                         -----               -------               -----              -------
                                                        (pound)              (pound)             (pound)              (pound)
         Property
         --------
         Operating Leases Which Expire:
         More Than Five Years                           202870                202870              150000               150000
                                                      --------              --------            --------             --------
         Other
         -----
         Within One Year                                  3356                  3356                9992                  -
         Between Two and Five Years                      38025                 28851               20959                15464
                                                      --------              --------            --------             --------
                                                        244251                235077              180951               165464
                                                      --------              --------            --------             --------

                         WCT LIVE COMMUNICATION LIMITED
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                         FOR THE YEAR ENDED 31 MAY 1997


18       Prior Year Adjustment

         A final adjustment was made to the CCO Conferences Limited Accounts on settlement of a dispute before these Accounts were finalised. Due to a reporting deadline the consolidated figures were approved prior to the final adjustment in CCO Conferences Limited on the basis that the final adjustment would not significantly affect the results of the Consolidated Accounts. The prior year adjustment has been performed to restate the previous years figures in line with the finalised CCO Conferences Limited Accounts.

19       Controlling Entity and Ultimate Parent Undertaking

         On 12 June 1997 the Controlling Entity and Ultimate Parent Undertaking became Caribiner International Incorporated, for details refer to note 20.

20       Post Balance Sheet Events

         On 1 June 1997 the Company authorised the creation of 10 million 'A' Ordinary Shares of (pound)0.001 each via a stock dividend. The shares were authorised to permit the Directors to offer the members a choice between receiving additional shares or a cash dividend.

         On 10 June 1997 the Company allotted 10 million 'A' Ordinary (pound)0.001 shares at par to satisfy the choice of the members.

         Also on 10 June 1997 the Company increased its authorised share capital by (pound)12222.11 to (pound)122,222.11 through the creation of 11,111 Ordinary (pound)1 Shares and 1,111,110 'A@ Ordinary (pound)0.001 Shares. These shares were allotted on 12 June 1997 to satisfy an existing share option.

         On 12 June 1997 Caribiner International Inc. acquired a 100% holding via a subsidiary in the share capital of WCT Live Communication Limited and as such became the ultimate parent undertaking and controlling entity. Caribiner International Inc. is listed on the New York Stock Exchange.

         In June 1997 CCO Conferences Limited gave the Conservative Unionist Central Office the required 3 years notice that it wishes to cancel the trading agreement between the two parties as it stands in its present form. CCO Conferences Limited and the Conservative Unionist Central Office are now engaged in re negotiating this agreement.

21       Related Party Transactions

         All inter-company trading and inter-company balances between WCT Live Communication Limited and its subsidiary CCO Conferences Limited has been removed in the process of consolidating these Accounts and as such no disclosure of these transactions is required.

         The related party transaction between the Company and the Directors were as follows:

         Consultancy fees of (pound)100286 were paid by WCT Live Communication Limited and (pound)29767 by the subsidiary CCO Conferences Limited, to the Company Agency Limited. At the time of these transactions the three companies were controlled by the Director M V Lockett. The terms of this transaction was that no credit was effectively taken and the amounts were settled by immediate cash payment and as a consequence there was no balance outstanding at the year end.

         A consultancy fee of (pound)22265 was paid by WCT Live Communication Limited to the member of the household of the Director S Stotter OBE. The terms of this transaction was that no credit was taken and the amount was settled by immediate cash payment and as a consequence there was no balance outstanding at the year end. In all other respects this transaction was considered to be on an arms length basis.

                         Report of Independent Auditors

The Board of Directors
Bauer Audio Visual, Inc.

We have audited the accompanying consolidated balance sheets of Bauer Audio Visual, Inc. (the Company) as of December 31, 1996 and 1995, and the related consolidated statements of income, shareholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Bauer Audio Visual, Inc. at December 31, 1996 and 1995, and the consolidated results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


Dallas, Texas
April 1, 1997                               /s/ Ernst & Young LLP

                            Bauer Audio Visual, Inc.

                           Consolidated Balance Sheets

                                                                                        December 31
                                                                                1996                  1995

    Assets
    Current assets:

      Cash and cash equivalents                                        $       1,225,323    $         153,890
      Accounts receivable, less allowance for doubtful accounts of
         $231,766 and $214,509 (Note 4)                                        6,736,593            5,540,403
      Income taxes receivable                                                    261,070                  --
      Inventory (Note 4)                                                         462,258              318,278
      Deferred income taxes (Note 2)                                             134,925              141,522
      Note receivable from officer                                               140,014              145,284
      Other current assets                                                       318,956              234,013
                                                                       -------------------- ---------------------
    Total current assets                                                       9,279,139            6,533,390

   Rental equipment, net of accumulated depreciation of $4,586,421
      and $3,459,545 (Note 4)                                                  8,093,707            6,518,579
    Property and equipment (Notes 3 and 4)                                     1,046,638            1,188,601

   Goodwill, net of accumulated amortization of $293,340
      and $41,191 (Note 8)                                                     1,092,402            1,194,551
    Other assets                                                                 217,913              207,262
                                                                       -------------------- ---------------------
    Total assets                                                       $      19,729,799    $      15,642,383
                                                                       -------------------- ---------------------

    Liabilities and Shareholders' Equity
    Current liabilities:

      Accounts payable                                                 $       1,648,249    $       1,084,218
      Accrued expenses and other payables                                      1,380,207            1,788,311
      Income taxes payable                                                           --               608,285
      Current portion of notes payable and line of credit (Note 4)             6,214,549            2,929,009
      Current obligations under capital leases (Note 6)                              --                55,931
                                                                       -------------------- ---------------------
    Total current liabilities                                                  9,243,005            6,465,754

    Notes payable (Note 4)                                                     5,216,863            5,493,708
    Deferred income taxes (Note 2)                                             1,390,190            1,142,122

    Shareholders' equity:
      Common stock, $.001219512 par value:


         Authorized shares -- 1,000,000
         Issued shares-- 820,000                                                   1,000                1,000
      Paid-in capital                                                          2,415,886            2,415,886
      Retained earnings                                                        1,463,833              124,891
      Less treasury stock at cost-- 740,000 shares                                  (978)                (978)
                                                                       -------------------- ---------------------
Total shareholders' equity                                                     3,879,741            2,540,799
                                                                       -------------------- ---------------------
Total liabilities and shareholders' equity                             $      19,729,799    $      15,642,383
                                                                       ==================== =====================

See accompanying notes.

                            Bauer Audio Visual, Inc.

                        Consolidated Statements of Income


                                                                            Year ended December 31
                                                                          1996                 1995
    Rental income                                                  $      38,012,626    $      21,244,481
    Sales income                                                           4,436,862            1,374,712
                                                                   -------------------- --------------------
                                                                          42,449,488           22,619,193

Cost of sales                                                             29,277,962           14,901,272
                                                                   -------------------- --------------------
                                                                          13,171,526            7,717,921

   Operating expenses                                                      3,725,591            2,346,123
    General and administrative expenses                                    4,033,324            2,915,491
Depreciation and amortization                                              2,518,813            1,123,331
Interest expense                                                             884,480              299,236
Other income (Note 7)                                                       (372,413)             (37,285)
Translation loss                                                              13,238                9,954
                                                                   -------------------- --------------------
Income before income taxes                                                 2,368,493            1,061,071

Income tax expense (Note 2)                                                1,029,551              259,152
                                                                   ==================== ====================
Net income                                                         $       1,338,942    $         801,919
                                                                   ==================== ====================


See accompanying notes.

                            Bauer Audio Visual, Inc.

                 Consolidated Statements of Shareholders' Equity

                                                                            Retained
                                   Common Stock      Paid-in Capital        Earnings/       Treasury Stock
                                                                            (Deficit)                               Total
                                 ------------------ ------------------- ------------------ ------------------ ------------------

Balance at December 31, 1994     $       1,000      $     2,415,886     $       (677,028)  $         (978)    $    1,738,880
          Net income                       --                    --              801,919              --             801,919

Balance at December 31, 1995             1,000            2,415,886              124,891             (978)         2,540,799
          Net income                       --                   --             1,338,942              --           1,338,942
                                 ================== =================== ================== ================== ==================

Balance at December 31, 1996     $       1,000      $     2,415,886     $      1,463,833            $(978)    $    3,879,741
                                 ================== =================== ================== ================== ==================


See accompanying notes.

                            Bauer Audio Visual, Inc.

                      Consolidated Statements of Cash Flows


                                                                                Year ended December 31
                                                                              1996                  1995
Operating Activities

Net income                                                             $      1,338,942     $       801,919
   Adjustments to reconcile net income to net cash provided by operating activities:

           Depreciation and amortization                                      2,518,813           1,123,331
           (Gain) loss on sale or disposal of assets                           (190,626)             38,583
           Provision for doubtful accounts                                       17,257              79,101
           Deferred income taxes                                                254,665              (5,907)
           Changes in operating assets and liabilities:


              Accounts receivable                                              (853,563)         (1,346,320)
              Income taxes receivable                                          (261,070)             26,106
              Inventory                                                        (143,980)             22,943
              Other current assets                                              (84,943)            (43,115)
              Other assets                                                      (57,215)           (102,399)
              Accounts payable                                                  564,031            (260,815)
              Accrued expenses and other payables                              (408,104)            270,019
              Income taxes payable                                             (608,285)            153,061
                                                                       -------------------- ---------------------
Net cash provided by operating activities                                     2,085,922             756,507

Investing Activities

Purchase of Video Visuals, Inc. assets                                         (250,000)                 --
Purchase of Flip, Inc.                                                               --           (4,457,000)
Purchases of rental equipment and property and equipment                     (3,515,223)         (1,858,586)
Proceeds from sale of assets                                                     42,700                  --

                                                                       -------------------- ---------------------
Net cash used in investing activities                                        (3,722,523)         (6,315,586)

Financing Activities

   Net increase in line of credit                                             2,515,089             808,682
   Proceeds from long-term borrowings                                         1,771,070           7,215,194
   Principal payments on capital leases and long-term borrowings             (1,583,395)         (2,385,669)
Note receivable from officer                                                      5,270              37,111
                                                                       -------------------- ---------------------
Net cash provided by financing activities                                     2,708,034           5,675,318
                                                                       -------------------- ---------------------

Increase in cash                                                              1,071,433             116,239
Cash and cash equivalents at beginning of year                                  153,890              37,651
                                                                       -------------------- ---------------------
Cash and cash equivalents at end of year                               $      1,225,323     $       153,890
                                                                       ==================== =====================
Supplemental Cash Flow Information

Interest paid                                                          $        858,543     $       256,596
                                                                       ==================== =====================
Income taxes paid                                                      $        949,879     $        89,292
                                                                       ==================== =====================

Noncash Investing and Financing Activities

Exchange of note payable for Video Visuals, Inc. assets                $        250,000     $           --
                                                                       ==================== =====================

See accompanying notes.

                            Bauer Audio Visual, Inc.

                   Notes to Consolidated Financial Statements

                                December 31, 1996


1. Description of Business and Summary of Significant Accounting Policies

Description of Business

Bauer Audio Visual, Inc. (the Company) rents audio and video equipment generally on a short-term basis to business and professional organizations through hotels, convention centers, and warehouse operations throughout the United States and in Mexico. The Company also sells audio and video equipment to the general public.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned Mexican subsidiary. All significant intercompany transactions and balances have been eliminated.

Cash Equivalents

The Company considers all highly liquid investments with an initial maturity of three months or less when purchased to be cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. Actual results could differ from those estimates.

Inventory

Audio and video equipment inventory held for sale is valued at the lower of cost or market, based on specific identification.

Foreign Currency Translation

The Company accounts for translation of foreign currency in accordance with Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation." The Company's Mexican operations use the U.S. dollar as the functional currency. Therefore, certain assets of this entity are translated at historical exchange rates and all translation adjustments are reflected in the consolidated statements of income.

                            Bauer Audio Visual, Inc.

1. Description of Business and Summary of Significant Accounting Policies (continued)

Rental Equipment

Rental equipment is recorded at cost. Depreciation is computed using the straight-line method over the estimated five-year useful lives of the assets.

Property and Equipment

Furniture and fixtures, equipment, and leasehold improvements are recorded at cost. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation is computed using the straight-line method over the assets' estimated useful lives of three to five years. Amortization of leasehold improvements is computed using the straight-line method over the lesser of the lease term or the useful life. Amortization of assets under capital leases is computed over the lease term and included in depreciation expense. These assets were fully amortized at December 31, 1996.

Goodwill

Goodwill is amortized using the straight line method over a five year period.

Risk Concentrations

Financial instruments that potentially subject the Company to concentrations of credit risk are accounts receivable. The Company generally rents and sells audio and video equipment to customers throughout the United States and in Mexico who are associated with the hospitality and convention industry. The Company continuously evaluates the creditworthiness of its customers' financial condition and generally does not require collateral. The Company's allowance for doubtful accounts is based on current market conditions and losses on uncollectible accounts have been consistently within management's expectations.

Advertising Expense

The Company expenses all advertising costs as incurred. Advertising expense was $209,337 and $135,048 for 1996 and 1995, respectively.

Reclassifications

Certain 1995 amounts have been reclassified to conform to the current year presentation.

                            Bauer Audio Visual, Inc.

2. Income Taxes

Deferred federal income taxes are provided for temporary differences in the recognition of revenues and expenses for financial and tax reporting purposes. The significant components of deferred income taxes are as follows at December 31:

                                                 1996                1995
                                             ---------------------------------
Total deferred tax liabilities               $ (1,395,777)      $ (1,284,431)

Total deferred tax assets                         140,512            311,634
Valuation reserve for deferred tax assets              --            (27,803)
                                             ----------------------------------
          Net deferred tax assets                 140,512            283,831
                                             ----------------------------------
          Net deferred tax liability         $ (1,255,265)      $ (1,000,600)
                                             ==================================

The valuation reserve for deferred tax assets was decreased by approximately $28,000 and $234,000 during 1996 and 1995, respectively.

The types of temporary differences that give rise to deferred tax assets and liabilities generally include differences in property and equipment, allowance for doubtful accounts, and various accruals.

Significant components of the provision (benefit) for income taxes are as follows:

                                             1996                  1995
                                      ------------------------------------------
 Current:
   Federal                            $         571,844    $         213,146
   State                                        203,042               51,913
                                      ------------------------------------------
Total current                                   774,886              265,059
Deferred:
   Federal                                      234,318              (38,781)
   State                                         20,347               32,874
                                      ------------------------------------------
Total deferred                                  254,665               (5,907)
                                      ------------------------------------------
Total                                  $       1,029,551    $         259,152
                                      ==========================================

                           Bauer Audio Visual, Inc.

2. Income Taxes (continued)

The income tax expense that would result from applying the statutory federal rate to pretax income differs from the actual tax provided primarily because of the inclusion of state income taxes, various permanent differences, including meals and entertainment and goodwill amortization, and the reduction in the deferred tax asset valuation reserve (principally reflecting the benefit derived from the 1995 utilization of net operating loss carryforwards).

3. Property and Equipment

Property and equipment consists of the following at December 31:

                                                   1996                 1995
                                        ----------------------------------------
Furniture and fixtures                   $        769,455     $        596,943
Equipment                                         836,958              919,587
Leasehold improvements                            151,015              201,660
                                        ----------------------------------------
                                                1,757,428            1,718,190

   Accumulated depreciation and
    amortization                                 (710,790)            (529,589)
                                        ----------------------------------------
                                         $      1,046,638     $      1,188,601
                                        ========================================

4. Notes Payable and Line of Credit

Notes payable and line of credit consists of the following at December 31:

                                              1996                 1995
                                      -----------------------------------------

Borrowings under line of credit       $      3,940,000     $      1,424,911
Acquisition Loan                             4,306,664            5,500,000
Equipment Notes                              2,287,897              708,413
Subordinated Notes                             896,851              789,393
                                      -----------------------------------------
                                            11,431,412            8,422,717

Less current portion                         6,214,549            2,929,009
                                      -----------------------------------------
Long-term portion of notes payable     $     5,216,863      $      5,493,708

                                      =========================================

                           Bauer Audio Visual, Inc.

4. Notes Payable and Line of Credit (continued)

Borrowings under Line of Credit

In December 1992, the Company entered into a line of credit agreement with a bank in the amount of $1,500,000. In November 1995, the line of credit was increased to $3,500,000 and in November 1996, the line of credit was increased to $4,000,000. Amounts borrowed pursuant to the line of credit agreement are secured by all accounts receivable, inventory, and equipment (excluding the equipment which is collateralized against the Subordinated Notes described below) of the Company and are personally guaranteed by the two shareholders of the Company, limited to $600,000 each. Borrowings under the line of credit agreement cannot exceed the borrowing base, as defined in the line of credit agreement, at any time.

At December 31, 1996, the Company had an additional $60,000 available under the terms of the line of credit agreement. (The outstanding balance on the line of credit was reduced by $640,000 on January 2, 1997.) The line of credit bears interest at a margin over the bank's prime rate or the bank's adjusted London Inter-Bank Offer Rate (LIBOR). The interest rate on this loan at December 31, 1996 was 9.25%. The line of credit matures on July 1, 1997.

Acquisition Loan

As more fully described in Note 8, the Company purchased all of the outstanding stock of Flip, Inc. (Flip) effective November 9, 1995. As part of this transaction, the Company issued a note to the seller in the amount of $3,250,000. In addition, the Company obtained the Acquisition Loan from the bank in the amount of $2,250,000, proceeds of which were used to pay down the Company's existing debt and the debt acquired in the transaction. The seller note bears no interest rate and is payable in full on January 2, 1996. The seller note is secured by an irrevocable standby letter of credit issued by the Company's bank. After payment of the seller note, the outstanding balance of the Acquisition Loan was increased to $5,500,000. The Acquisition Loan was executed under the terms of the line of credit agreement and bears interest at a margin over the bank's prime rate or the bank's adjusted LIBOR rate, (9.06% at December 31, 1996). Payments on this note are due in monthly installments of $60,000 plus interest and $126,667 plus interest with the final unpaid balance due on October 1, 1999.

                           Bauer Audio Visual, Inc.

4. Notes Payable and Line of Credit (continued)

Equipment Notes

The Company borrowed $391,587 during 1996 and $708,413 during 1995 from the same bank for the financing of equipment purchases under the terms of a $1,100,000 term note executed under the terms of the line of credit agreement. The note bears interest at a margin over the bank's prime rate. The interest rate on this loan at December 31, 1996 was 9.75%. Payments on this note are due in monthly installments of $19,678 plus interest with the final unpaid balance due on March 1, 1999.

During 1996, the Company borrowed an additional $1,365,000 from the same bank for the financing of equipment purchases and the asset purchase of Video Visuals, Inc. (see Note 8) under the terms of a $1,500,000 term note executed under the terms of the line of credit agreement. The note allows for total borrowings of $1,500,000. The note bears interest at a margin over the bank's prime rate. The interest rate on this loan at December 31, 1996 was 9.75%. Monthly principal installments of $37,917 begin July 1, 1997, with the final unpaid balance due June 1, 2000.

In November 1996, the Company obtained an additional note in the amount of $1,500,000 from the same bank to be used primarily for equipment purchases and acquisitions. There were no borrowings against this note at December 31, 1996.

Subordinated Notes

In November 1995, the Company executed a $800,000 Subordinated Note to the seller of Flip. The note is secured by a portion of the Company's equipment but is subordinated to all bank debt. The note bears interest at 9% and is due in monthly installments of $16,607 including interest. The final unpaid balance is due on November 9, 2000.

As more fully described in Note 8, the Company purchased certain assets of Video Visuals, Inc., in October 1996. As part of this transaction, the Company executed a $100,000 and a $150,000 Subordinated Note to the seller of Video Visuals, Inc. The notes are secured by a portion of the Company's equipment but is subordinated to all bank debt. The notes bear interest at 9%. The $100,000 note is due in monthly installments of $8,745, with the final payment due December 1997. The $150,000 note is due in monthly installments of $4,770 with the final payment due December 1999.

                           Bauer Audio Visual, Inc.

4. Notes Payable and Line of Credit (continued)

Under the terms of the notes payable and line of credit agreement with the bank, the Company is subject to compliance with certain covenants including minimum levels of working capital, tangible net worth, cash flow coverage, and leverage ratios. As of December 31, 1996, the Company was in compliance with all covenants.

Maturities of the notes payable are as follows at December 31:

         1997                                           $       6,214,549
         1998                                                   2,421,670
         1999                                                   2,392,979
         2000                                                     402,214
                                                       --------------------
                                                        $      11,431,412
                                                       ====================

5. Employee Benefit Plan

The Company has a defined contribution 401(k) savings plan, a contributory plan that covers substantially all of the Company's employees. Flip employees, who were previously covered under a separate plan, began participation in this plan effective July 1, 1996. During the year, the Company matched 100% of employees' contributions up to 3% of the employees' eligible earnings. Employees become fully vested after three years of service. Retirement expense for the Company was $182,072 and $106,304 for the years ended December 31, 1996 and 1995, respectively.

Through July 1, 1996, the Company sponsored a defined contribution 401(k) savings plan covering substantially all of Flip's employees and matched 100% of employees' contributions up to 3% of employees' eligible earnings. Retirement expense related to this plan for the Company was $36,049 through July 1, 1996.

                           Bauer Audio Visual, Inc.

6. Leases

The Company leases various facilities, vehicles, and equipment under noncancelable operating leases. Rental expense was $949,355 and $452,257 for 1996 and 1995, respectively. Future minimum lease payments under these leases for the year ended December 31 are as follows:

          1997                               $         697,124

          1998                                         524,738
          1999                                         345,161
          2000                                         189,641
          2001                                         186,206
          Thereafter                                   316,350
                                            --------------------
                                             $       2,259,220
                                            ====================

At December 31, 1995, the Company also leased audio and video equipment under the terms of several capital leases. The lease terms provided for equal monthly payments over a 36-month period, with final payments due in July and September 1996. Interest was charged at rates ranging from 8.111% to 8.138%. There were no remaining payments on the capital lease obligations at December 31, 1996.

7. Other Income

Other income consists of the following at December 31:

                                            1996                 1995
                                    -----------------------------------------

Gain on insured casualty loss        $        305,043     $             --
Interest income                                11,035               12,770
Other                                          56,335               24,515
                                    -----------------------------------------
                                     $        372,413     $         37,285
                                    =========================================

                           Bauer Audio Visual, Inc.

8. Acquisitions

In October 1996, the Company acquired the audio visual related operating assets of Video Visuals, Inc., a Company located in Boston, Massachusetts. Total purchase price of the assets was approximately $500,000, of which $350,000 was allocated to rental equipment and $150,000 was allocated to goodwill. The purchase price was paid with a $250,000 cash payment and the execution of two notes payable totaling $250,000. In conjunction with the purchase agreement, the owner of Video Visuals, Inc. agreed to provide consulting services to the Company for a period of one year in return for monthly payments of $8,333, or a total of $100,000. The monthly payments began in November 1996. The Company is expensing these payments when made.

Effective November 9, 1995, the Company purchased all of the outstanding stock of Flip, an audio visual company headquartered in Phoenix, Arizona, for $4,300,000 including $3,751,000 in assets and the assumption of $2,666,000 of

Flip's financial liabilities. The purchase price was paid, in part, by using the proceeds of the seller note and the Subordinated Note described in Note 4. The excess purchase price of $3,200,000 was allocated primarily to the rental equipment of Flip. Due to differences in the book and tax basis of the acquired assets, a net deferred tax liability of approximately $1,110,000 was recorded in conjunction with the acquisition.

In conjunction with the purchase agreement, the former owner of Flip agreed to provide consulting services to the Company for a period of three years in return for monthly payments of $27,778, or a total of $1,000,000. The monthly payments began in November 1995. The Company is expensing these payments when made.

9. Subsequent Event

Subsequent to December 31, 1996, the Company acquired 20% of the outstanding stock of VideoLinx Communications, Inc., a video teleconferencing company, for $500,000. A majority of the purchase price was paid through borrowings against the Company's $1,500,000 equipment note obtained in November 1996.

                           BAUER AUDIO VISUAL, INC.

                                BALANCE SHEET
                                 (unaudited)

                                                             June 30,
                                                               1997

ASSETS
Current assets:
Cash and cash equivalents                              $           298,841
Trade accounts receivable, net                                   7,730,821
Inventory                                                          686,139
Deferred tax asset                                                 134,925
Prepaid expenses and other current assets                          532,430
Note receivable                                                    144,814
                                                        -------------------
          Total Current Assets                                   9,527,970
Property and equipment, net                                      9,722,119
Goodwill, net                                                      953,828
Other assets                                                       688,414
                                                       -------------------
          TOTAL ASSETS                                 $        20,892,331
                                                       ===================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt                      $         6,214,449
Trade accounts payable                                           1,998,701
Accrued expenses and other current liabilities                   1,761,414
                                                       -------------------
          Total Current Liabilities                              9,974,564
Long-term debt                                                   5,020,238
Deferred tax liability                                           1,390,190
                                                       -------------------
          TOTAL LIABILITIES                                     16,384,992
Stockholders' equity:
Common stock                                                         1,000
Treasury stock                                                        (978)
Additional paid-in capital                                       2,415,886
Retained earnings                                                2,091,431
                                                       -------------------
TOTAL STOCKHOLDERS' EQUITY                                       4,507,339
                                                       -------------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY             $        20,892,331
                                                       ===================

See accompanying note to the unaudited financial statements.

                           BAUER AUDIO VISUAL, INC.

                           STATEMENTS OF OPERATIONS
                           for the Six Months Ended
                                 (unaudited)

                                                                                           June 30,
                                                                            ----------------------------------------
                                                                                   1996                 1997
                                                                            -------------------  -------------------
Revenue                                                                          $27,350,807          $32,348,812
Cost of revenue                                                                   19,222,180           24,127,472
                                                                            -------------------  -------------------
Gross profit                                                                       8,128,627            8,221,340
Operating expenses:
     Selling, general and administrative expenses                                  4,356,679            5,130,455
     Depreciation and amortization                                                 1,113,101            1,600,546
                                                                            -------------------  -------------------
Total operating expenses                                                           5,469,780            6,732,614
                                                                            -------------------  -------------------
Operating income                                                                   2,658,847            1,490,339
Interest expense, net                                                               (458,970)            (531,799)
Other income, net                                                                    218,324                6,813
                                                                            -------------------  -------------------

Income before taxes                                                                2,418,201              965,353
Income tax expense                                                                   822,188              337,755
                                                                            ===================  ===================
     Net income                                                                   $1,596,013             $627,598
                                                                            ===================  ===================

See accompanying note to the unaudited financial statements.

                           BAUER AUDIO VISUAL, INC.

                           STATEMENTS OF CASH FLOWS
                           for the Six Months Ended
                                 (unaudited)

                                                                                                  June 30,
                                                                                   ---------------------------------------
                                                                                         1996                1997
                                                                                  ------------------- -------------------

Cash flows from operating activities:

     Net income                                                                        $1,596,013            $627,598
     Adjustments to reconcile net loss to net cash provided by operating activities:
       Depreciation expense                                                             1,113,101           1,600,546
     Loss on sale of equipment                                                                 --              70,811
     Provision for doubtful accounts                                                           --              41,559
Change in assets and liabilities:
     (Increase) in accounts receivable                                                 (2,896,916)         (1,035,787)
     (Increase) in inventory                                                             (221,597)           (223,881)
     (Increase) in prepaid expenses and other assets                                     (406,313)           (195,110)
     (Decrease) in accounts payable                                                     1,182,734             876,688
     Increase in deferred tax asset                                                            --            (265,166)
     (Decrease) increase in accrued expenses and other liabilities                       (108,782)            415,598
                                                                                  ------------------- -------------------
     Net cash used in (provided by) operating activities                                  258,240           1,912,856

Cash flow used in provided by investing activities:
     Purchase of rental equipment and property and equipment                            1,563,106          (2,137,813)
     Purchase of investment                                                                    --            (500,000)
                                                                                  ------------------- -------------------

Net cash used in investing activities                                                  (1,563,106)         (2,637,813)
                                                                                  ------------------- -------------------

Cash Flow (used in) provided by financing activities:

     Repayments of bank loan                                                             (600,018)         (1,023,865)
     Proceeds from bank loan                                                              391,587             763,140
     Proceeds from bank line of credit                                                  1,147,256              64,000
     Note receivable from officer                                                          (4,655)             (4,800)
     Net cash provided by (used in) financing activities                                  934,170            (201,525)
                                                                                  ------------------- -------------------
Net decrease in cash                                                                     (370,696)           (926,482)
Cash, beginning of period                                                                 153,890           1,225,323
                                                                                  =================== ===================
Cash, end of period                                                                     ($216,806)           $298,841
                                                                                  =================== ===================

See accompanying note to the unaudited financial statements.

                           BAUER AUDIO VISUAL, INC.

                    NOTE TO UNAUDITED FINANCIAL STATEMENTS


1.   INTERIM FINANCIAL INFORMATION


     The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles from interim financial information and should be read in conjunction with Bauer Audio Visual, Inc.'s audited financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. Such adjustments are of a normal recurring nature. Operating results for the six months ended June 30, 1996 and 1997 are not necessarily indicative of the results that may be expected for any other period or for a full fiscal year.

                        CARIBINER INTERNATIONAL, INC.

            UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma consolidated financial information of Caribiner International, Inc. (the "Company") gives effect to (i) the acquisition of all of the outstanding ordinary shares of SCH International Limited ("Spectrum") (acquired in June, 1996); (ii) the acquisition of certain of the assets of Total Audio Visual Services ("TAVS") (acquired in September,
1996), an operating division of General Electric Capital Computer Leasing Corporation (together with the acquisition of Spectrum, the "Prior Acquisition"); (iii) the acquisition of substantially all of the outstanding capital stock of Blumberg Communications Inc. and Subsidiary ("Blumberg") (acquired in January, 1997); (iv) the acquisition of substantially all of the assets and assumption of certain of the liabilities of D&D Enterprises, Inc. d/b/a Show Solutions ("Show Solutions") (acquired in April, 1997); (v) the acquisition of all of the outstanding capital stock of WCT Live Communication Limited ("WCT") (acquired in June, 1997); (vi) the acquisition of substantially all of the outstanding capital stock of Bauer Audio Visual, Inc. ("Bauer") (acquired in July, 1997); (vii) descreased interest expense and preferred stock dividends resulting from the repayment of substantially all outstanding bank borrowings and other long-term indebtedness of the Company from proceeds of the initial public offering of common stock, which was consummated in March, 1996; and (viii) the repayment with the proceeds of the initial public offering and the offering of common stock completed in March, 1997 of the bank borrowings that would have been incurred in connection with the acquisitions of Spectrum, TAVS and Blumberg.

The Company believes that the accompanying unaudited consolidated pro forma financial information contains all adjustments necessary to fairly present its financial position as of June 30, 1997, and the results of its operations for the nine months ended June 30, 1997 and the year ended September 30, 1996 as if, in the case of the Unaudited Pro Forma Consolidated Balance Sheet, the acquisition of Bauer had occurred on June 30, 1997, and, in the case of the Unaudited Pro Forma Consolidated Statements of Operations for the nine months ended June 30, 1997 and the year ended September 30, 1996, the transactions described above had occurred on October 1, 1995.



The unaudited pro forma consolidated financial information has been included as required by the rules of the Commission and is provided for comparative purposes only. The unaudited pro forma consolidated financial information presented herein is based upon the historical consolidated financial statements of each of the Company, Blumberg, Show Solutions, WCT and Bauer, and should be read in conjunction with such financial statements and the related notes thereto, all of which are included elsewhere in this Form 8-K/A or in the Company's other filings with the Commission.

The Unaudited Pro Forma Consolidated Statement of Operations for the year ended September 30, 1996 includes Spectrum's historical results of operations for the eight months ended May 31, 1996 and TAVS' historical results of operations for the twelve months ended September 27, 1996. The Company's historical results of operations for the year ended September 30, 1996 include the results of operations of Spectrum since June 1, 1996, its effective date of acquisition. The results of operations of each of Spectrum and TAVS are included in the column, "Prior Acquisitions" in the accompanying Unaudited Pro Forma Consolidated Statement of Operations for the year ended September 30, 1996.


The Unaudited Pro Forma Consolidated Statements of Operations for the nine months ended June 30, 1997 and the year ended September 30, 1996 include Blumberg's results of operations for the four months ended January 31, 1997 and twelve months ended September 30, 1996, respectively. The results of operations of Blumberg since February 1, 1997, its date of acquisition, are included in the Company's historical results of operations for the nine months ended June 30, 1997.

The fiscal year end of Show Solutions (December 31) differed from the Company's fiscal year end (September 30). The unaudited Pro Forma Consolidated Statements of Operations for the nine months ended June 30, 1997 and the year ended September 30, 1996 include Show Solutions' results of operations for the seven months ended April 30, 1997 and its year ended December 31, 1996 respectively. The results of operations of Show Solutions since April 30, 1997, its date of acquisition, are included in the Company's historical results of operations for the nine months ended June 30, 1997.

The unaudited Pro Forma Consolidated Statements of Operations for the nine months ended June 30, 1997 and the year ended September 30, 1996 include WCT's results of operations for WCT's eight months ended May 31, 1997 and twelve months ended September 30, 1996, respectively. The results of operations of WCT since June 12, 1997, its date of acquisition, are included in the Company's historical results of operations for the nine months ended June 30, 1997. The historical financial information of WCT referred to above has been adjusted to conform to the generally accepted accounting principles of the United States and has been translated into United States dollars based upon the appropriate exchange rates.

Bauer's fiscal year end (December 31) differs from the Company's fiscal year end

(September 30). The unaudited Pro Forma Consolidated Statements of Operations for the nine months ended June 30, 1997 and the year ended September 30, 1996 include Bauer's results of operations for Bauer's nine months ended June 30, 1997 and its year ended December 31, 1996, respectively. As a result of the differing year ends of the Company and of Bauer, the results of operations of Bauer for the three months ended December 31, 1996 are included in both periods.

The pro forma financial information presented does not purport to be indicative of the financial position of operating results which would have been achieved had the transactions described above taken place at the dates indicated and should not be construed as representative of the Company's financial position or results of operations for any future date or period.

                        CARIBINER INTERNATIONAL, INC.

                UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                June 30, 1997
              (all amounts, except per share data, in thousands)

                                              ---------------------------------------------------------------------------------
                                                         Historical                                               Pro Forma
                                              ---------------------------------------------------------------------------------
                                                  Caribiner                            Pro Form Adjustments         Caribiner
                                                International,     Bauer, Inc.                 Bauer             International,
                                                    Inc.                                                              Inc.
                                              ---------------------------------------------------------------------------------
   ASSETS
   Cash and cash equivalents                       $22,869          $    299                 $  26,000 (a)          $ 22,509
                                                                                               (26,659)(b)
   Trade accounts receivable, net                   73,883             7,731                        --                81,614
   Deferred charges                                 11,218                --                        --                11,218
   Prepaid expenses and other current assets        10,980             1,498                        --                12,478
                                                -------------------------------------------------------------------------------
        Total Current Assets                       118,950             9,528                      (659)              127,819

   Property and equipment-net                       33,815             9,722                    (2,236)(c)            41,301
   Intangible assets-net                           123,181               954                    19,051 (d)           143,186
   Other assets                                      3,257               688                        --                 3,945
                                                ===============================================================================
        Total Assets                              $279,203            20,892                    16,156              $316,251
                                                ===============================================================================

   LIABILITIES AND STOCKHOLDERS' EQUITY
   Bank line of credit                               4,000                --                        --                 4,000
   Current portion of long-term debt                 1,310             6,214                    (6,214)(e)             1,310
   Trade accounts payable                           12,803             1,999                        --                14,802
   Accrued expenses and other current

     liabilities                                    36,948             1,762                       701 (f)            39,322
                                                                                                   (89)(e)
   Accrued production costs                         13,005                --                        --                13,005
   Deferred income                                  18,138                --                        --                18,138
                                                -------------------------------------------------------------------------------
        Total Current Liabilities                   86,204             9,975                    (5,602)               90,577

   Long-term debt                                   24,720             5,020                    26,000 (a)            50,720
                                                                                                (5,020)(e)
   Deferred income                                   7,341                --                        --                 7,341
   Other liabilities                                 1,479             1,390                        --                 2,869
                                                -------------------------------------------------------------------------------
        Total Liabilities                          119,744            16,385                    15,378               151,507

   Common stock                                        232                 1                        (1)(g)               234
                                                                                                     2 (h)
   Treasury stock                                       --                (1)                        1 (g)
   Additional paid-in capital                      153,074             2,416                    (2,416)(g)                --
                                                                                                 5,283 (h)           158,357
   Translation adjustment                              430                --                        --                   430
   Retained earnings                                 5,723             2,091                    (2,091)(g)             5,723
                                                -------------------------------------------------------------------------------
        Total stockholders' equity                 159,459             4,507                       778               164,744
                                                ===============================================================================
   Total liabilities and stockholders' equity     $279,203           $20,892                   $16,156              $316,251
                                                ===============================================================================

         See Notes to Unaudited Pro Forma Consolidated Balance Sheet.

                        CARIBINER INTERNATIONAL, INC.

           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                    For the Year Ended September 30, 1996
              (all amounts, except per share data, in thousands)


                                                    Historical
                         ------------------------------------------------------------------------------------
                            Caribiner
                          International,        Prior                       Show
                              Inc.           Aquisitions   Blumberg      Solutions    WCT Live         Bauer
                         ----------------  -------------  ---------      ---------    --------         ------
Service revenue            $  148,330        $ 26,730       $     --        $    --    $ 15,732      $     --

Rental revenue                     --          52,003         48,099          8,725          --        42,449
                           ----------        --------       --------        -------    --------      --------
  Total revenue               148,330          78,733         48,099          8,725      15,732        42,449

Cost of service revenue        99,797          20,661             --             --      11,141            --
Cost of rental revenue             --          38,601         29,439          3,645          --        29,278
                           ----------        --------       --------        -------    --------      --------
  Total cost of revenue        99,797          59,262         29,439          3,645      11,141        29,278

Gross Profit                   48,533          19,471         18,660          5,080       4,591        13,171

Operating expenses:
  Selling, general and
   administrative expenses     31,514          12,303         15,857          2,056       5,154         7,756

  Depreciation and
   amortization                 3,142           3,550            794            633          69         2,519
                           ----------        --------       --------        -------    --------      --------
Total operating expenses       34,656          15,853         16,651          2,689       5,223        10,275
                           ----------        --------       --------        -------    --------      --------

Operating income (loss)        13,877           3,618          2,009          2,391        (632)        2,896

Interest expense with
 related parties                1,199              --             --             --          --            --
Other interest expense
 (income), net                    386           1,616            278             18        (126)          883


Other (income)
 expense, net                      --            (250)           230             --          --          (359)
                           ----------        --------       --------        -------    --------      --------

Income (loss) before
 taxes                         12,292           2,252          1,501          2,373        (506)        2,372


Income tax expense
 (benefit)                      4,302             854            600            901        (150)        1,030
                           ----------        --------       --------        -------    --------      --------

Net income (loss)          $    7,990           1,398            901          1,472        (356)        1,342
                           ==========        ========       ========        =======    =========     ==========

Earnings per share         $     0.53              --             --             --          --            --
                           ==========        ========       ========        =======    =========     ==========



                                 Pro Forma
                         -----------------------------
                                             Caribiner
                           Pro Forma       International,
                          Adjustments(i)        Inc.
                          -----------      --------------
Service revenue            $     --         $  190,792

Rental revenue                   --            151,276
                            --------        ----------
  Total revenue                  --            342,068

Cost of service revenue          --            131,599
Cost of rental revenue           --            100,963
                            --------        ----------
  Total cost of revenue          --            232,562

Gross Profit                     --            109,506

Operating expenses:
  Selling, general and
   administrative expense        --             74,640

  Depreciation and
   amortization               2,452(j)          13,159
                            --------        ----------
Total operating expenses      2,452(j)          87,799
                            --------        ----------

Operating income (loss)      (2,452)            21,707

Interest expense with
 related parties             (1,199)(k)             --
Other interest expense
 (income), net                 (719)(k)          3,439

                              1,103 (l)
Other (income)
 expense, net                    --               (379)
                            --------        ----------
Income (loss) before
 taxes                       (1,637)            18,647


Income tax expense
 (benefit)                     (358)(m)          7,179
                            --------        ----------

Net income (loss)            (1,279)       $    11,468
                            ========       ===========


Earnings per share               --        $      0.54(n)
                            ========       ===========


    See Notes to Unaudited Pro Forma Consolidated Statement of Operations.

                        CARIBINER INTERNATIONAL, INC.

           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     For the Nine Months Ended June, 1997
              (all amounts, except per share data, in thousands)


                              ------------------------------------------------------------------------------------------------------
                                                                                                       Pro Forma
                                                           Historical                                Adjustments (i)    Pro Forma
                              -----------------------------------------------------------------------------------------------------
                              -----------------------------------------------------------------------------------------------------
                                 Caribiner                                                                              Caribiner
                               International,                    Show                                                 International,
                                   Inc.          Blumberg      Solutions     WCT Live       Bauer       Acquisitions        Inc.
                              -----------------------------------------------------------------------------------------------------

 Service revenue                $151,448          $    --      $    --       $19,886          $--           $   --       $171,334
 Rental revenue                   81,845           18,770        5,322            --       46,981               --        152,918
                              ----------------------------------------------------------------------------------------------------
       Total revenue             233,293           18,770        5,322        19,886       46,981               --        324,252

 Cost of service revenue         102,362               --           --        14,096           --               --        116,458
 Cost of rental revenue           51,639           14,014        2,383            --       34,425               --        102,461
                              ----------------------------------------------------------------------------------------------------
       Total cost of revenue     154,001           14,014        2,383        14,096       34,425               --        218,919

 Gross Profit                     79,292            4,756        2,939         5,790       12,556               --        105,333

 Operating expenses:
      Selling, general and
       administrative expenses    50,079            4,475        1,322         4,537        7,878               --         68,291
      Depreciation and
       amortization                6,870              146          447            87        2,861              812(j)      11,223
                              -----------------------------------------------------------------------------------------------------
 Total operating expenses         56,949            4,621        1,769         4,624       10,739              812         79,514
                              -----------------------------------------------------------------------------------------------------

 Operating income (loss)          22,343              135        1,170         1,166        1,817             (812)        25,819

 Interest expense (income), net    1,206              108          (49)          (88)         727              594 (l)      2,498

                              -----------------------------------------------------------------------------------------------------
 Income (loss) before taxes       21,137               27        1,219         1,254        1,090           (1,406)        23,321

 Income tax expense (benefit)      8,666               11          488           502          529             (634)(m)      9,562
                              -----------------------------------------------------------------------------------------------------

 Net income                      $12,471          $    16      $   731       $   752      $   561          $  (772)      $ 13,759
                              =====================================================================================================


 Earnings per share                $0.59               --            --           --            --              --          $0.61(n)
                              =====================================================================================================

    See Notes to Unaudited Pro Forma Consolidated Statement of Operations.

                        CARIBINER INTERNATIONAL, INC.

        NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                   (amounts in thousands, except share data)

(a) Adjustment to increase cash resulting from bank borrowings of $26,000 incurred to finance the acquisition of Bauer.

(b) To reflect aggregate consideration granted at closing consisting of $26,659 in cash and the issuance of 167,762 shares of the Company's common stock having a fair market value of $5,285 for (i) the acquisition of substantially all of the outstanding capital stock of Bauer, (ii) the repayment at closing of outstanding indebtedness of Bauer, and (iii) the payment of certain transaction-related costs.

(c)    To adjust the net carrying value of certain fixed assets to fair value.

(d) Adjustment to record the goodwill of $19,051 resulting from the acquisition of Bauer after allocation of the purchase price to the net tangible assets.

(e) To reflect repayment at closing of the outstanding indebtedness, including accrued interest, of Bauer.

(f) Adjustment to accrue for transaction costs which include professional fees, severance and certain other costs incurred or to be incurred in connection with the acquisition of Bauer.

(g) Adjustment to eliminate the stockholders' equity accounts of Bauer upon acquisition.

(h) To record additional paid-in capital resulting from the issuance of 167,762 shares of the Company's common stock in connection with the acquisition of Bauer.

(i) Pro forma adjustments to the Unaudited Pro Forma Consolidated Statements of Operations give effect to the Prior Acquisitions and the acquisitions of Blumberg, Show Solutions, WCT and Bauer, and the issuance and sale of only that number of shares of the Company's common stock as would generate net proceeds sufficient to repay substantially all outstanding indebtedness of the Company, and to finance the acquisitions, as if such transactions had occurred at the beginning of each period presented.

(j) Net adjustment to increase depreciation and amortization expense resulting from the respective acquisitions based upon the Company's estimated period of benefit, assuming the acquisitions had occurred as of October 1, 1995.

(k) Adjustment to decrease interest expense relating to the repayment of substantially all of the outstanding debt, including accrued interest, upon consummation of the Company's initial public offering in March, 1996, as if such amounts were repaid on October 1, 1995.


(l) Adjustment to increase interest expense as a result of increased debt incurred to finance the acquisitions of Bauer and WCT, assuming the acquisitions occurred on October 1, 1995.

(m)    To reflect the tax effect of the pro forma adjustments.

(n) Pro forma net income per common share has been calculated using the weighted average number of shares of common stock outstanding during each of the periods presented, assuming the initial public offering occurred as of October 1, 1995. The calculation also assumes the issuance and sale of only that number of shares as would generate net proceeds sufficient
       (i) to repay indebtedness, including that incurred in connection with the TAVS acquisition and that required to fund TAVS working capital indebtedness and (ii) to finance the acquisitions of Blumberg and Show Solutions, and the application of such proceeds to make such payments as of the beginning of the period presented.

                                     -81-